Exhibit 4.1

WARRANT AGREEMENT

dated as of July 19, 2026 between

INOTIV PARENT, LLC

and

KROLL RESTRUCTURING ADMINISTRATION LLC D/B/A KROLL ISSUER
SERVICES (US)

as Warrant Agent

Warrants to Acquire Common Units

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ii

Page

Section 6.28	Ownership Statements	52

Exhibit A	Form of Warrant Certificate
Exhibit B	Form of Exercise Notice
Exhibit C	Warrant Summary
Exhibit D	Form of Joinder Agreement
Exhibit E	Exercise Procedures

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WARRANT AGREEMENT

Warrant Agreement (as it may be amended from time to time, this “Warrant Agreement”), dated as of July 19, 2026, between Inotiv Parent, LLC, a Delaware limited liability company (the “Company”), and Kroll Restructuring Administration LLC d/b/a Kroll Issuer Services (US), a Delaware limited liability company, as warrant agent (the “Warrant Agent”).

RECITALS

WHEREAS, pursuant to the Joint Prepackaged Chapter 11 Plan of Reorganization (the “Plan”) of Inotiv, Inc. and its affiliated debtors under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) approved by the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”), certain Warrants (as defined herein) to acquire Common Units (as defined herein) of the Company shall be issued;

WHEREAS, the Warrants and the Common Units underlying the Warrants have been offered and sold in reliance on the exemption from the registration requirements of the Securities Act (as defined herein) and any applicable state securities or “blue sky” laws afforded by Section 1145(a) of the Bankruptcy Code; and

WHEREAS, the Company desires that the Warrant Agent act, and the Warrant Agent is willing to act, in connection with the issuance, exchange, transfer, substitution and exercise of Warrants.

NOW THEREFORE in consideration of the mutual agreements herein contained, the Company and the Warrant Agent agree as follows.

ARTICLE 1

DEFINITIONS

Section 1.1 Certain Definitions.

“Affiliate” shall mean, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authentication Order” means a Company Order for authentication and delivery of Warrants.

“Bankruptcy Code” has the meaning set forth in the Recitals.

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“Bankruptcy Court” has the meaning set forth in the Recitals.

“Black-Scholes Amount” means, for each Warrant deemed exercised in connection with a Black-Scholes Liquidity Event pursuant to Section 3.2(f), an amount in cash equal to the value (the “Black-Scholes Value”) of such Warrant on the date of consummation of such Black- Scholes Liquidity Event, as determined by the Board in good faith (it being understood that the Board may, but is not required to, retain an independent and reputable investment bank or other valuation firm to assist with such determination), calculated using a Black-Scholes option pricing model with the following inputs: (a) a risk-free rate equal to the observed yield on the U.S. Treasury security with a maturity date closest to the Scheduled Expiration Time, as such yield exists as of such date, converted to a continuously compounded rate, (b) a term of the Warrants equal to the time in years (rounded to the nearest 1/1,000th of a year) from such date until the Scheduled Expiration Time, (c) an assumed volatility equal to 40%, (d) an underlying security price for the Common Units equal to the aggregate Fair Market Value (determined as if references to “Common Units” in the definition thereof were instead to “securities”) as of such date (the “Black-Scholes Unit Fair Market Value”) of the kind and amount of securities, property or assets that a holder of one Common Unit would own or be entitled to receive in such Black-Scholes Liquidity Event (a “Black-Scholes Unit”), (e) the Warrant Common Unit Number in effect immediately prior to such date, (f) a dividend rate for the Common Units equal to the dividend rate in effect immediately prior to such date, (g) a zero cost of borrow and (h) the Exercise Price in effect immediately prior to such date; provided that, if such Black-Scholes Unit does not consist solely of cash and the Company (pro forma for such Black-Scholes Liquidity Event and the payment of any associated expenses and other amounts due in connection therewith, but prior to the payment of the Black-Scholes Amount) does not have sufficient cash on its balance sheet to pay the Black-Scholes Amount for all Warrants deemed exercised in connection with such Black-Scholes Liquidity Event, then the Black-Scholes Amount for each Warrant deemed exercised in connection with such Black-Scholes Liquidity Event shall be, in lieu of an amount in cash equal to such Black-Scholes Value, a number of Black-Scholes Units equal to such Black-Scholes Value divided by such Black-Scholes Unit Fair Market Value (in which case, the number of any securities so issuable shall be aggregated for all Warrants of an Exercising Owner and rounded down to the nearest whole number); provided further that, in the case of the immediately preceding proviso, any amount of a Black-Scholes Unit that is cash shall be paid as cash for each Warrant.

“Black-Scholes Liquidity Event” means a Liquidity Event as a result of which the Common Units would be converted into, changed into or exchanged for stock, units, interests, other securities, other property or assets (including cash or any combination thereof) where Reporting Stock accounts for less than 90% of the aggregate Fair Market Value (determined as if references to “Common Units” in the definition thereof were instead to “securities”) of the kind and amount of such securities, property or assets that a holder of one Common Unit would own or be entitled to receive in such Liquidity Event.

“Black-Scholes Unit” has the meaning set forth in the definition of Black-Scholes Amount.

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“Black-Scholes Unit Fair Market Value” has the meaning set forth in the definition of Black-Scholes Amount.

“Black-Scholes Value” has the meaning set forth in the definition of Black-Scholes Amount.

“Board” means the board of managers of the Company from and after the Plan Effective Date (or a properly authorized committee thereof).

“Business Day” means any day other than a Saturday, a Sunday, a day which is a legal holiday in the State of New York, or a day on which banking institutions and trust companies in the State of New York are authorized or obligated by Law, regulation or executive order to close.

“Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests in such Person.

“Cash Settlement” means a settlement method for the Warrants pursuant to which an Exercising Owner shall be entitled to receive from the Company, for each Warrant exercised, the Cash Settlement Unit Amount in exchange for payment in cash by such Exercising Owner of the applicable Exercise Price for each Common Unit comprising the Cash Settlement Unit Amount.

“Cash Settlement Unit Amount” means, for each Warrant exercised as to which Cash Settlement is applicable, a number of fully paid and nonassessable Common Units equal to the Warrant Common Unit Number as of the Exercise Date for such Warrant. The number of Common Units issuable upon exercise of Warrants on the same Exercise Date shall be aggregated for each Warrantholder and rounded down to the nearest whole number. In no event shall the Company deliver a fractional Common Unit in connection with an exercise of Warrants.

“Cashless Settlement” means a settlement method for the Warrants pursuant to which an Exercising Owner shall be entitled to receive from the Company, for each Warrant exercised, the Cashless Settlement Unit Amount without any payment of a cash exercise price therefor.

“Cashless Settlement Election Period” means any four-week period designated by the Required Warrantholders as a “Cashless Settlement Election Period” in a written notice to the Company and the Warrant Agent at least ten (10) Business Days prior to the start of such period; provided that no more than two Cashless Settlement Election Periods shall occur during each successive one-year period beginning on (and including) the Closing Date; provided, further, that if the Fair Market Value for purposes of Cashless Settlement of an optional exercise during such period is determined pursuant to clause (i)(z), (ii) or (iii) of the “Fair Market Value” definition, then notwithstanding anything to the contrary in this Warrant Agreement, the same Fair Market Value validly determined at the outset of such period may, at the Company’s election, apply to all optional exercises for Cashless Settlement during such period, subject to appropriate adjustment by the Board in its good faith determination for any intervening event or circumstance that would result in an adjustment pursuant to Article 4 hereof that has occurred since the date of the last determination.

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“Cashless Settlement Unit Amount” means, for each Warrant exercised as to which Cashless Settlement is applicable, a number of fully paid and nonassessable Common Units equal to (a) the Warrant Common Unit Number (as of the Exercise Date of such Warrant), multiplied by (b) a fraction equal to (i) the Fair Market Value (as of the Exercise Date for such Warrant) of one Common Unit minus the Exercise Price as of such Exercise Date divided by  (ii) such Fair Market Value; provided that, in the case of any Warrant deemed exercised in connection with a Liquidity Event as a result of which the Common Units would be converted into, changed into or exchanged for stock, units, interests, other securities, other property or assets (including cash or any combination thereof) (other than a Black-Scholes Liquidity Event) pursuant to Section 3.2(f), the Cashless Settlement Unit Amount shall instead be the kind and amount of such securities, property or assets that a holder of the number of Common Units calculated pursuant to the formula preceding this proviso would own or be entitled to receive in such Liquidity Event. The number of Common Units (or other security) issuable upon exercise of Warrants on the same Exercise Date shall be aggregated for each Warrantholder and rounded down to the nearest whole number, and in no event shall the Company deliver a fractional Common Unit (or other security) in connection with an exercise of Warrants. If the Cashless Settlement Unit Amount calculation would equal less than zero (0), such Cashless Settlement Unit Amount shall be deemed to be zero (0).

“close of business” means 5:00 p.m., New York City time.

“Closing Date” means the Plan Effective Date.

“Common Units” means the limited liability company interests in the Company designated as the “Common Units” of the Company and issued on or after the Plan Effective Date.

“Company” has the meaning set forth in the Preamble.

“Company Order” means a written request or order signed in the name of the Company by any two officers, at least one of whom must be its Chief Executive Officer, its Chief Financial Officer, its President, its Treasurer, its Principal Accounting Officer, its Vice President of Finance, an Executive Vice President, or its Secretary, and delivered to the Warrant Agent.

“Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code and approving the transactions contemplated thereby.

“Control”, “Controls”, “Controlling” or “Controlled” means in the case of any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies and/or decision making of such Person, whether through the ownership of voting securities, by contract, operation of law or otherwise.

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“Corporate Agency Office” has the meaning set forth in Section 2.5(a) hereof.

“Countersigning Agent” means any Person authorized by the Warrant Agent to act on behalf of the Warrant Agent to countersign Warrant Certificates.

“Delaware LLC Act” means the Delaware Limited Liability Company Act, as amended or superseded from time to time.

“Direct Registration Warrants” means Warrants issued via book-entry registration on the books and records of the Company maintained by the Warrant Agent on the Warrant Register and evidenced by Warrant Statements.

“Exchange” means the principal U.S. national or regional securities exchange on which the Common Units are then listed or, if the Common Units are not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Units are then traded.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the related rules and regulations promulgated thereunder.

“Exempt Transaction” shall mean a merger, reorganization, division or consolidation that results in the holders of the voting equity interests of the Company immediately prior thereto continuing to hold immediately following such merger, reorganization, division or consolidation (either by such voting equity interests remaining outstanding or being converted into voting equity interests of the surviving entity or the ultimate parent company of such surviving entity), in substantially the same proportions as prior to such event, more than 50% of the combined voting power of the voting equity interests of the surviving, resulting, continuing or acquiring entity immediately after such merger, reorganization, division or consolidation (or the ultimate parent company of the Company or such surviving entity); provided that a merger, reorganization, division or consolidation effected substantially contemporaneously with an IPO shall not be an Exempt Transaction.

“exercise” as used in this Warrant Agreement, means an exercise (or deemed exercise) of a Warrant by a Warrantholder on or prior to the Expiration Time in accordance with the terms hereof.

“Exercise Date” has the meaning set forth in Section 3.2(d).

“Exercise Notice” means, for any Warrant, an exercise notice substantially in the form set forth in Exhibit B hereto.

“Exercising Owner” means any Warrantholder that exercises Warrants (or is deemed to exercise Warrants) pursuant to the terms hereof.

“Exercise Price” means $40.20 per Common Unit, subject to adjustment as provided in Article 4.

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“Expiration Time” means, for any Warrant, the earlier of (i) the Scheduled Expiration Time and (ii) the date of consummation of any Liquidity Event (other than a Black-Scholes Liquidity Event for which the Warrantholder has made the election in the proviso to Section 3.2(f)).

“Fair Market Value,” as of a specified date, means:

(v)           with respect to the Common Units:

(w)           if the Common Units are listed on a Principal Exchange on the day as of which Fair Market Value is being determined, the daily volume-weighted average price of such security as reported in composite transactions for United States exchanges and quotation systems for such date, as displayed under the heading “Bloomberg VWAP” on the applicable Bloomberg page (or if Bloomberg is no longer reporting such price information, such other service reporting similar information as shall be selected by the Company) for such security in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such date; or

(x)           if the Common Units are not listed on a Principal Exchange on the day as of which Fair Market Value is being determined, but are listed on any other Exchange, the daily volume-weighted average price of such security on such Exchange, as reported by such Exchange, or, if not so reported, a service reporting such information as shall be selected by the Company; or

(y)           if the Common Units are not traded on an Exchange on the day as of which Fair Market Value is being determined but are traded on an Over-the-Counter Market, the average of the high bid price and the low ask price for such security on such day in such Over-the-Counter Market, as reported by such Over-the-Counter Market or, if not so reported, a service reporting such information as shall be selected by the Company; or

(z)           in the case of securities not covered by clauses (w) through (y) above, the Fair Market Value of such securities shall be determined by the Board in good faith (it being understood that the Board may, but is not required to, retain an independent and reputable investment bank or other valuation firm to assist with such determination), using one or more valuation methods that the Board determines to be most appropriate, assuming such securities are fully distributed and are to be sold in an arm’s-length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking into account all factors deemed relevant by the Board;

provided that, with respect to any determination of Fair Market Value pursuant to clauses (w) through (y) above, the Board, in its good faith determination, shall make appropriate adjustments to the daily volume-weighted average price, or bid and ask stock price, to account for any stock split, reverse stock split, dividend, distribution or other event requiring any adjustments to the Exercise Price or the Warrant Common Unit Number, so as to provide for a consistent determination of Fair Market Value over any period of Trading Days as may be specified in this Warrant Agreement; provided, further, that the Fair Market Value of a Common Unit for purposes of determining the Cashless Settlement Unit Amount for any Warrant deemed exercised pursuant to Section 3.2(f) in connection with an IPO shall be deemed to be the relevant public offering price in such IPO.

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(ii)	in the case of cash, the U.S. dollar equivalent of the amount thereof, as determined by the Board in good faith and in a commercially reasonable manner (it being understood that the Board may, but is not required to, retain an independent and reputable investment bank or other valuation firm to assist with such determination) as of a date not earlier than twenty (20) Business Days preceding the specified date; and

(iii)	in the case of other property, the Fair Market Value of such property shall be determined in good faith and in a commercially reasonable manner by the Board (it being understood that the Board may, but is not required to, retain an independent and reputable investment bank or other valuation firm to assist with such determination) as of a date not earlier than twenty (20) Business Days preceding the specified date, subject to appropriate adjustment by the Board in its good faith determination for any intervening event or circumstance that would result in an adjustment pursuant to Article 4 hereof that has occurred since the date of the last determination.

Notwithstanding the foregoing, if an independent and reputable investment bank or other valuation firm does not provide a valuation report on which the Board’s Fair Market Value determination was based, the Required Warrantholders may dispute such Fair Market Value determination by delivering written notice to the Company of such dispute within twenty (20) days of the Warrantholders’ receipt of notice of such Fair Market Value determination; provided that the dispute rights described in this paragraph shall not apply in the case of any Fair Market Value determination for purposes of determining the Cashless Settlement Unit Amount for any Warrant deemed exercised pursuant to Section 3.2(g) or as to which the Exercising Owner thereof has elected Cashless Settlement (which, for the avoidance of doubt, does not include Cashless Settlement in connection with deemed exercise pursuant to Sections 3.4(a)(ii) and 3.4(a)(iii)). If the Required Warrantholders and the Board are unable to come to an agreement regarding the applicable Fair Market Value within a reasonable period of time (not to exceed thirty (30) days from the date such written dispute notice is received by the Company), the applicable Fair Market Value shall be determined by an independent and reputable investment bank or valuation firm of national standing mutually acceptable to the Required Warrantholders and the Board; provided that if the applicable parties are unable to agree on the selection of such bank or firm, the Board on the one hand, and the Required Warrantholders, on the other hand, shall each select an independent and reputable investment bank or valuation firm of national standing, which together shall appoint a third independent and reputable investment bank or valuation firm of national standing to serve as the independent and reputable investment bank or valuation firm of national standing for purposes of determining the applicable Fair Market Value, and the determination by such third bank or firm of the applicable Fair Market Value shall be conclusive and binding on the Company and the Warrantholders. The fees and expenses of any such independent and reputable investment bank or valuation firm appointed following a dispute by Required Warrantholders shall be borne 50/50 by the Company and the Warrantholders. Notwithstanding anything to the contrary in this Warrant Agreement, if the amount of consideration owed by the Company to settle any Warrant exercise based on the conclusive Fair Market Value determined pursuant to the foregoing dispute provisions is greater than the amount of consideration owed based on the Board’s original Fair Market Value determination, then the Company shall pay or deliver such additional consideration on the later of (x) the second (2nd) Business Day following the date on which the Company receives notice of such conclusive Fair Market Value determination from the relevant bank or firm and (y) the relevant Settlement Date.

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“Fundamental Equity Change” has the meaning set forth in Section 4.8(a) hereof.

“Governmental Authority” has the meaning set forth in the LLC Agreement. “Holders of Record” has the meaning set forth in Section 2.9(d) hereof.

“IPO” has the meaning set forth in the LLC Agreement.

“Joinder” means a joinder to the LLC Agreement substantially in the form of Exhibit D attached hereto, or other documentation in form and substance acceptable to the Company in its reasonable discretion (which may be on a “click-through” or similar basis).

“Law” means any federal, state, local, foreign or provincial law, statute, ordinance, rule, regulation, judgment, order, injunction, decree or agency requirement having the force of law or any undertaking to or agreement with any governmental authority, including common law.

“Liquidity Event” means any transaction or series of related transactions that results in:

(a) a merger, consolidation, division or combination involving the Company;

(b) the sale or exchange of all or substantially all of the equity interests of the Company to one or more third parties (whether by merger, sale, recapitalization, division, consolidation, combination or otherwise);

(c) the sale, directly or indirectly, by the Company of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole; or

(d) an IPO;

provided that, notwithstanding the foregoing, no Exempt Transaction shall be a Liquidity Event; provided further that if, as a result of a Liquidity Event, the Common Units would be converted into, changed into or exchanged for stock, units, interests, other securities, other property or assets (including cash or any combination thereof) and holders of Common Units have the opportunity to elect the form of consideration to be received in such Liquidity Event, then for purposes of this Warrant Agreement, the consideration that holders of Common Units would own or be entitled to receive in such Liquidity Event shall be deemed to be the weighted average of the types and amounts of consideration to be actually received by the holders of Common Units that have the right to make such election in such Liquidity Event.

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“LLC Agreement” means the Limited Liability Company Agreement of the Company, as amended, restated, supplemented or otherwise modified from time to time.

“Market Disruption Event” means (i) a failure by the Exchange to open for trading during its regular trading session or (ii) the occurrence or existence, prior to 1:00 p.m. New York City time on any day on which the Exchange is open for trading for more than one half-hour period in the aggregate during regular trading hours, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Exchange or otherwise) in the Common Units or in any options contracts or futures contracts relating to the Common Units.

“Member” has the meaning set forth in the LLC Agreement.

“open of business” means 9:00 a.m., New York City time.

“Over-the-Counter Market” means OTCQX or OTCQB of OTC Markets and the Over- the-Counter Bulletin Board of Financial Industry Regulatory Authority (or any of their respective successors).

“Person” means an individual, partnership, firm, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Plan” has the meaning set forth in the Recitals.

“Plan Effective Date” means the “Effective Date” of the Plan as defined therein.

“Portal” has the meaning set forth in Section 6.14 hereof.

“Principal Exchange” means each of the following Exchanges: The New York Stock Exchange, NYSE American, The Nasdaq Global Market, The Nasdaq Global Select Market and the Nasdaq Capital Market (or any of their respective successors).

“Recipient” has the meaning set forth in Section 3.5(b) hereof.

“Record Date” means, with respect to any dividend, distribution, recapitalization, reclassification, split, reverse split, reorganization, division, consolidation, merger or other transaction or event in which the holders of Common Units have the right to receive any cash, securities or other property or in which Common Units are (or another applicable security is) exchanged for or converted into, any combination of, cash, securities or other property, the date fixed for determination of holders of Common Units entitled to receive such cash, securities or other property or participate in such exchange or conversion (whether such date is fixed by the Board or by statute, contract or otherwise).

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“Reference Property” has the meaning set forth in Section 4.9(a) hereof.

“Reorganization Event” has the meaning set forth in Section 4.9(a) hereof.

“Reporting Stock” means common stock or common units that are either (i) listed on a U.S. national or regional securities exchange or (ii) of a company that provides publicly available financial reporting, and holds management calls regarding the same, in each case, no less than quarterly.

“Required Warrantholders” means Warrantholders holding at least 50.01% of the then- outstanding Warrants, subject to the provisions of Section 5.2(d).

“Scheduled Expiration Time” means the close of business on July 19, 2030.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the related rules and regulations promulgated thereunder.

“Settlement Date” means, in respect of a Warrant that is exercised (or deemed exercised) hereunder, (a) if a Cash Settlement Unit Amount is owed, the second (2nd) Business Day immediately following the Exercise Date for such Warrant (provided that payment of the aggregate Exercise Price is received by the deadline set forth in Section 3.2(i)), (b) if a Cashless Settlement Unit Amount is owed and the Fair Market Value has been determined pursuant to clause (i)(w), (i)(x) or (i)(y) of the definition thereof, the second (2nd) Business Day immediately following the Exercise Date for such Warrant, (c) if a Cashless Settlement Unit Amount is owed and the Fair Market Value has been determined pursuant to clause (i)(z), (ii) or (iii) of the definition thereof, the second (2nd) Business Day immediately following receipt by the Exercising Owner of notice of such Fair Market Value (or, if later, the second (2nd) Business Day immediately following the Exercise Date for such Warrant) and (d) if a Black-Scholes Amount is owed, the second (2nd) Business Day immediately following receipt by the Exercising Owner of notice of such Black-Scholes Amount (or, if later, the second (2nd) Business Day immediately following the Exercise Date for such Warrant).

“Subsidiary” means, as to any Person, any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or other interests having by their terms voting power to elect a majority of the board of directors, board of managers or others performing similar functions with respect to such corporation, partnership, limited liability company or other organization is directly or indirectly beneficially owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

“Trading Day” means a day on which (i) no Market Disruption Event occurs and (ii) trading in the Common Units occurs on the Exchange; provided that if the Common Units are not so listed or traded, “Trading Day” means a Business Day.

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“Transfer” means a transfer by any Person of the Warrants or Common Units, as applicable, in any form, including pursuant to a sale, assignment, conveyance, pledge, encumbrance, hypothecation or other disposition of all or any part of a Warrant or Common Unit or any interest therein (including pursuant to any direct or indirect participation right, total return swap or other arrangement that transfers an economic interest in the Warrants or Common Units).

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Unit of Reference Property” has the meaning set forth in Section 4.9(a) hereof.

“Valuation Period” has the meaning set forth in Section 4.5 hereof.

“Warrant” or “Warrants” means those certain warrants of the Company with respect to initially up to an aggregate of 630,337 Common Units and which expire at the Expiration Time and are issued pursuant to this Warrant Agreement with the terms, conditions and rights set forth herein. Subject to the provisions of this Warrant Agreement (including Article 3), each Warrant shall entitle the Warrantholder of such Warrant or the Warrant Certificate evidencing such Warrant upon exercise to acquire from the Company a number of Common Units equal to the Warrant Common Unit Number at the Exercise Price. For the avoidance of doubt, the term “Warrant” or “Warrants” shall include Warrants in the form of Direct Registration Warrants.

“Warrant Agent” has the meaning set forth in the Preamble.

“Warrant Agreement” has the meaning set forth in the Preamble.

“Warrant Certificates” means those certain warrant certificates evidencing the Warrants that have not been issued in the form of Direct Registration Warrants, substantially in the form of Exhibit A attached hereto.

“Warrant Register” has the meaning set forth in Section 2.5(b).

“Warrant Common Unit Number” means the number of Common Units (or, following a Reorganization Event, the number of Units of Reference Property with respect to such Reorganization Event) issuable upon exercise of one Warrant (assuming Cash Settlement applies to such exercise), being one Common Unit as of the date of this Warrant Agreement, as adjusted from time to time pursuant to the terms of this Warrant Agreement (including, without limitation, Article 4).

“Warrant Statements” means those certain statements issued by the Warrant Agent from time to time to the registered Warrantholders of Direct Registration Warrants reflecting such book-entry positions in customary form and substance. Each Warrant Statement shall include a Warrant Summary as an attachment thereto.

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“Warrant Summary” means the attachment to the Warrant Statements substantially in the form of Exhibit C attached hereto.

“Warrantholder” means any Person in whose name at the time any Warrant or Warrant Certificate is registered upon the Warrant Register.

Section 1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Warrant Agreement in its entirety and not to any particular provision hereof and (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Warrant Agreement.

ARTICLE 2

WARRANT CERTIFICATES AND DIRECT REGISTRATION WARRANTS

Section 2.1 Original Issuance of Warrants.

(a)           On the Closing Date, an aggregate of 630,337 Warrants (each such Warrant to be subject to adjustment from time to time as described herein) shall be issued by the Company in accordance with the Plan in the form of (i) Direct Registration Warrants registered in the names of the initial Warrantholders of such Warrants or (ii) Warrant Certificates substantially in the form attached hereto as Exhibit A. Direct Registration Warrants shall be evidenced by one or more Warrant Statements, and such Warrant Statements shall include the Warrant Summary as an attachment thereto. The Warrant Agent shall issue one or more Warrant Statements evidencing such Direct Registration Warrants to the relevant Warrantholder or Warrantholders.

(b)           Subject to the Cashless Settlement provisions set forth herein and Section 3.4(b)(i)(z), each Warrant shall be exercisable for a number of fully paid and nonassessable Common Units equal to the Warrant Common Unit Number upon compliance with the procedures set forth in this Warrant Agreement and upon payment of the applicable Exercise Price for each such Common Unit. On the Closing Date, the Warrant Agent shall register all of the Warrants in the Warrant Register. Such Warrants shall be dated as of the Closing Date and, subject to the terms hereof, shall be the only Warrants issued or outstanding under this Warrant Agreement as of the Closing Date.

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(c)           All Warrants issued under this Warrant Agreement shall in all respects be equally and ratably entitled to their respective benefits under this Warrant Agreement, without preference, priority, or distinction on account of the actual time of the issuance and authentication or any other terms thereof. Each Warrant shall be, and shall remain, subject to the provisions of this Warrant Agreement until such time as such Warrant shall have been duly exercised or shall have expired or been cancelled in accordance with the terms hereof. Each Warrantholder shall be bound by all of the terms and provisions of this Warrant Agreement as fully and effectively as if such Warrantholder had signed the same.

Section 2.2 Form of Warrants. Each of the Warrants shall be issued in the form of either (i) Direct Registration Warrants reflected on Warrant Statements issued by the Warrant Agent from time to time to Warrantholders thereof reflecting such book-entry positions, or (ii) Warrant Certificates substantially in the form attached hereto as Exhibit A. Warrant Certificates shall be dated the date on which countersigned by the Warrant Agent. Warrant Certificates and Warrant Statements shall have such insertions as are appropriate or required or permitted by this Warrant Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements typed, stamped, printed, lithographed or engraved thereon as the officers of the Company executing the same may approve based upon written advice of counsel (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Warrant Agreement, the Plan or the Confirmation Order, as may be required to comply with any Law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants may be listed, or to conform to usage.

Section 2.3 Delivery of Warrant Statements and Warrant Certificates.

(a)           Warrant Certificates and Warrant Statements evidencing the Warrants which may be delivered under this Warrant Agreement are limited to the Warrant Statements evidencing the Direct Registration Warrants initially issued hereunder except for Warrant Certificates and Warrant Statements countersigned (in the case of Warrant Certificates) and delivered upon registration of, or transfer of, or in exchange for, or in lieu of, one or more previously delivered Warrant Statements or Warrant Certificates pursuant to Section 2.5, Section 2.7 or Section 3.2(b).

(b)           The Warrant Agent is hereby authorized to countersign and deliver Warrant Certificates upon receipt of an Authentication Order and as required by Section 2.1, Section 2.5, Section 2.7 or Section 3.2(b), it being understood that no Authentication Order shall be necessary if the Company is acting as Warrant Agent.

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(c)           Warrant Certificates shall be executed in the company name and on behalf of the Company by the Chief Executive Officer, the Chief Financial Officer, the President or the Treasurer of the Company, either manually or by facsimile signature printed thereon. The Warrant Certificates shall be countersigned by the Warrant Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose signature shall have been placed upon any of the Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may, nevertheless, be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company, and any Warrant Certificate may be signed on behalf of the Company by such person as, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company, although at the date of the execution of this Warrant Agreement any such person was not such officer.

Section 2.4 [Reserved].

Section 2.5 Registration, Transfer, Exchange and Substitution.

(a)           The Warrant Agent shall maintain an office (the “Corporate Agency Office”) in the United States of America, where Warrant Certificates and Direct Registration Warrants may be surrendered for registration of transfer or exchange to the extent permitted hereunder and where Warrant Certificates and Direct Registration Warrants may be surrendered for exercise of Warrants evidenced thereby to the extent permitted hereunder, which office is 1 World Trade Center, 31st Floor, New York, New York 10007, attention: Legal Department, on the Closing Date. The Warrant Agent shall give prompt written notice to all Warrantholders of any change in the location of such office.

(b)           The Warrant Certificates and Warrant Statements evidencing the Warrants shall be issued in registered form only. The Company shall cause to be kept at the office of the Warrant Agent designated for such purpose a warrant register (the “Warrant Register”) in which, subject to such reasonable regulations as the Warrant Agent may prescribe and such regulations as may be prescribed by Law, the Company shall provide for the registration of Warrant Certificates and Direct Registration Warrants and of transfers or exchanges of Warrant Certificates and Direct Registration Warrants as herein provided.

(c)           Upon surrender for registration of transfer of any Warrant Certificate at the Corporate Agency Office in accordance with this Section 2.5 in a Transfer otherwise permitted under this Warrant Agreement, the Company shall execute, and the Warrant Agent shall countersign and deliver, in the name of the designated transferee or transferees, one or more new Warrant Certificates evidencing a like aggregate number of Warrants.

(d)           At the option of the Warrantholder, Warrant Certificates may be exchanged in accordance with this Section 2.5 at the Corporate Agency Office upon payment of the charges hereinafter provided for other Warrant Certificates evidencing a like aggregate number of Warrants. Whenever any Warrant Certificates are so surrendered for exchange, the Company shall execute, and the Warrant Agent shall countersign and deliver, the Warrant Certificates (or, at the option of the Warrantholder, shall instead issue Direct Registration Warrants) of the same tenor and evidencing the same number of Warrants as evidenced by the Warrant Certificates surrendered by the Warrantholder making the exchange.

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(e)           All Warrant Certificates or Direct Registration Warrants issued upon any registration of transfer or exchange of, or in lieu of, Warrant Certificates or Direct Registration Warrants, as applicable, shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Warrant Agreement, as the Warrant Certificates or Direct Registration Warrants, as applicable, surrendered for such registration of transfer or exchange or substitution.

(f)           Every Warrant Certificate surrendered for registration of transfer or exchange shall (if so required by the Company or the Warrant Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Warrant Agent, duly executed by the Warrantholder thereof or his attorney duly authorized in writing.

(g)           When Direct Registration Warrants are presented to or deposited with the Warrant Agent with a written request:

(i)            to register the transfer of the Direct Registration Warrants in a Transfer otherwise permitted under this Warrant Agreement; or

(ii)           to exchange such Direct Registration Warrants for an equal number of Direct Registration Warrants or Warrant Certificates of other authorized denominations;

then in each case the Warrant Agent shall register the transfer or make the exchange as requested and deliver to the Warrantholder a Warrant Statement (or, at the option of the Warrantholder, the Company shall execute, and the Warrant Agent shall countersign and deliver, Warrant Certificates) if its requirements for such transactions are satisfied, including receipt of a written instrument of transfer in form reasonably satisfactory to the Company and the Warrant Agent, duly executed by the Warrantholder thereof or his attorney duly authorized in writing. Direct Registration Warrants surrendered for registration of transfer or exchange shall be cancelled by the Warrant Agent.

(h)           No service charge shall be made for any registration of transfer or exchange of Warrant Certificates or Direct Registration Warrants; provided, however, to the extent provided in the proviso to Section 3.11, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates or Direct Registration Warrants, as applicable, and may subject any such transfer to the payment of unpaid withholding taxes (if any) attributable to the transferor Warrantholder as and to the extent provided in Section 3.13; provided, further, that to the extent that the Company is not acting as Warrant Agent, nothing in this Section 2.5(h) shall limit or impair the Warrant Agent’s right to charge, and be paid, any usual and customary administrative, processing and platform fees payable by the Company or the applicable Warrantholder under any separate fee schedule or engagement letter mutually agreed between the Company and the Warrant Agent.

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(i)           The Warrant Agent, if other than the Company, shall, upon request of the Company from time to time, deliver to the Company such reports of registered ownership of the Warrants and such records of transactions with respect to the Warrants and the Common Units as the Company may request. The Warrant Agent, if other than the Company, shall also make available to the Company for inspection by the Company’s agents or employees, from time to time as the Company may request, such original books of accounts and records maintained by the Warrant Agent in connection with the issuance and exercise of Warrants hereunder, such inspections to occur at the Corporate Agency Office during normal business hours.

(j)           The Warrant Agent shall keep copies of this Warrant Agreement and any notices given to Warrantholders hereunder available for inspection by the Warrantholders during normal business hours at the Corporate Agency Office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Warrant Agreement as the Warrant Agent may request.

(k)           Transfers of the Warrant Certificates evidencing Warrants, and transfers of Direct Registration Warrants, shall be subject only to the terms of this Warrant Agreement and applicable securities Laws. Any transfer of the Warrants shall be in a whole number of Warrants only. Subject to the restrictions on transfer contained in Section 2.9, the Warrant Agent shall register the transfer, from time to time, of any outstanding Direct Registration Warrants and Warrant Certificates evidencing Warrants, as applicable, upon the Warrant Register, upon delivery of a duly executed assignment, in the form attached to Exhibit A hereto (in the case of Warrant Certificates) or in the form attached to Exhibit C hereto (in the case of Direct Registration Warrants), and accompanied by appropriate instructions for transfer. No such transfer shall be effected until, and the transferee shall succeed to the rights of the holder thereof only upon, final acceptance and registration of the transfer in the Warrant Register by the Warrant Agent. Prior to the registration of any transfer of a Direct Registration Warrant or a Warrant Certificate evidencing a Warrant, as applicable, as provided herein, the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent may treat the Person in whose name such Direct Registration Warrant or such Warrant Certificate, as applicable, is registered as the owner thereof and of the Warrants evidenced thereby for all purposes, notwithstanding any notice to the contrary. Subject to Section 3.11 and Section 3.13, no service charge, tax or governmental payment shall be required of any transferor or transferee in connection with any such transfer or registration of transfer. A party requesting transfer of a Direct Registration Warrant or a Warrant Certificate evidencing a Warrant, as applicable, must provide reasonable and customary evidence of authority if requested by the Warrant Agent.

Section 2.6 [Reserved].

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Section 2.7 Loss or Mutilation.

(a)           If (i) any mutilated Warrant Certificate is surrendered to the Warrant Agent or (ii) both (A) there shall be delivered to the Company and the Warrant Agent (if other than the Company) (x) a claim by a Warrantholder as to the destruction, loss or wrongful taking of any Warrant Certificate of such Warrantholder and a request thereby for a new replacement Warrant Certificate, and (y) such indemnity bond as may be required by them to save each of them and any agent of either of them harmless and (B) such other reasonable requirements as may be imposed by the Company as permitted by Section 8-405 of the Uniform Commercial Code have been satisfied, then, in the absence of notice to the Company or the Warrant Agent (if other than the Company) that such Warrant Certificate has been acquired by a “protected purchaser” within the meaning of Section 8-405 of the Uniform Commercial Code, the Company shall execute and upon its written request (unless the Company is acting as Warrant Agent, in which case such written request shall not be required) the Warrant Agent shall countersign and deliver to the registered Warrantholder of the lost, wrongfully taken, destroyed or mutilated Warrant Certificate, in exchange therefore or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants and of the same class.

(b)           Upon the issuance of any new Warrant Certificate under this Section 2.7, the Company may require the payment by the Warrantholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other reasonable expenses (including the reasonable fees and expenses of the Warrant Agent and of counsel to the Company) in connection therewith.

(c)           Every new Warrant Certificate executed and delivered pursuant to this Section 2.7 in lieu of any lost, wrongfully taken or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the allegedly lost, wrongfully taken or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Warrant Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder.

(d)           The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, wrongfully taken or destroyed Warrant Certificates.

Section 2.8 Cancellation of the Warrants. Any Warrants outstanding as of the Expiration Time shall be automatically cancelled without any further action on the part of the Warrant Agent or any other person.

Section 2.9 Transfer Restrictions.

(a)           Each Warrantholder understands and agrees that the Warrants have not been registered under the Securities Act nor registered or qualified under any state or foreign securities laws. No Warrantholder shall Transfer such Warrants or any Common Units issuable upon exercise thereof (or solicit any offers in respect of any Transfer of such Warrants or such Common Units), except in compliance with the Securities Act, any applicable state or foreign securities laws, the LLC Agreement and this Section 2.9.

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(b)           Each Warrantholder, by acceptance of a Warrant Certificate or a Warrant Statement, agrees to be bound by the provisions set forth in Sections 8.01 and 8.02 of the LLC Agreement as if such provisions were set forth herein and as if (i) each reference in such section to the “Member” were a reference to such Warrantholder, and (ii) each reference in such section to “Units” were a reference to Warrants. In addition, each Warrantholder, by acceptance of a Warrant Certificate or a Warrant Statement, agrees to be bound by the provisions set forth in the first sentence of Section 9.02(b) of the LLC Agreement as if such provisions were set forth herein mutatis mutandis to restrict a Warrantholder’s ability to Transfer Warrants to the extent restrictions then apply to Transfers of “Issuer Shares” under Section 9.02(b) of the LLC Agreement.

(c)           Each Warrantholder, by acceptance of a Warrant Certificate or a Warrant Statement, agrees to be bound by the provisions set forth in Section 8.07 of the LLC Agreement as if such provisions were set forth herein and as if (i) each reference in such section to the “ROFR Seller” includes such Warrantholder, as applicable, and (ii) each reference in such section to “Offered Securities” includes Warrants, as applicable.

(d)           Until the Company otherwise becomes obligated to file reports under Section 13(a) of the Exchange Act or Section 15(d) of the Exchange Act, the Company shall not be required to issue any Common Units upon exercise of any Warrant to the extent that such issuance would cause the Company to have in excess of three hundred (300) “holders of record” (calculated in accordance with Section 12(g) and Section 15(d) of the Exchange Act) (or such increased number of holders of record only as agreed to by the Board (“Holders of Record”)) (or, if less than three-hundred (300), one-hundred (100) fewer than such other numbers of shareholders as may subsequently be set forth in Section 15(d) of the Exchange Act, or any successor provision, from time to time of the Exchange Act, as the minimum number of Holders of Record or shareholders for a class of capital stock to require reporting under Section 15(d) of the Exchange Act). Instead, any exercise of a Warrant that would cause the Company to exceed the limits set forth in the previous sentence shall be null and void. The limitations set forth in this Section 2.9(d) shall not prohibit: (i) a Transfer of Warrants by a Warrantholder to the Company, (ii) a Transfer of Warrants by a Warrantholder to a Person that, immediately prior to the Transfer, is a holder of record of Warrants or (iii) a Transfer of all Warrants owned by the proposed transferor to a single Person who is treated as a single record holder of Warrants under the Exchange Act.

(e)           Notwithstanding anything to the contrary in this Warrant Agreement, no Transfer of Warrants shall be recognized by the Company, and no Common Units shall be issued upon exercise of any Warrants, unless (i) such Transfer or issuance would not require registration under the Securities Act or violate any provisions of any applicable securities law or other applicable law and (ii) such Transfer or issuance would not violate this Warrant Agreement, the LLC Agreement or the laws, rules or regulations of any state or any Governmental Authority applicable to the transferor, the transferee, the Company or such Transfer or issuance.

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(f)           Each Warrantholder transferring any Warrants as permitted by this Warrant Agreement shall use its reasonable efforts to provide or cause to be provided to any prospective transferee of such Warrants a copy of the LLC Agreement.

(g)           The Company agrees to provide to any Warrantholder a copy of the LLC Agreement promptly upon request by such Warrantholder.

ARTICLE 3

EXERCISE AND SETTLEMENT OF WARRANTS

Section 3.1 Right to Acquire Common Units Upon Exercise. Each Warrant Certificate shall, when countersigned by the Warrant Agent, and each Direct Registration Warrant shall, entitle the Warrantholder thereof, subject to the provisions thereof and of this Warrant Agreement, including the Cashless Settlement provisions set forth herein and Section 3.4(b)(i)(z), to exercise all or any whole number of the Warrants evidenced thereby on any Business Day prior to the Expiration Time (or, if earlier, the deemed Exercise Date) and, upon such exercise, to acquire from the Company a number of Common Units per Warrant equal to the Warrant Common Unit Number (or such other consideration as specified herein) at the Exercise Price, subject to adjustment as provided in this Warrant Agreement.

Section 3.2 Exercise Procedures for Warrants.

(a)            In order to exercise all or any of the Warrants:

(i)            the Warrantholder thereof must (x) in the case of a Warrant Certificate, at the Corporate Agency Office (A) surrender to the Warrant Agent the Warrant Certificate evidencing such Warrants and (B) deliver to the Warrant Agent a duly completed and executed Exercise Notice as to the Warrantholder’s election to exercise the number of the Warrants specified therein (and, if applicable during a Cashless Settlement Election Period, specifying whether Cashless Settlement is being elected), duly executed by such Warrantholder or (y) in the case of Direct Registration Warrants, deliver to the Warrant Agent at the Corporate Agency Office a duly completed and executed Exercise Notice as to the Warrantholder’s election to exercise the number of the Warrants specified therein (and, if applicable during a Cashless Settlement Election Period, specifying whether Cashless Settlement is being elected), duly executed by such Warrantholder;

(ii)            the Warrantholder thereof must pay to the Company an amount equal to those applicable taxes and charges required to be paid by the Warrantholder, if any, pursuant to Section 3.11 and Section 3.13, prior to, or concurrently with, exercise of such Warrants, by wire transfer in immediately available funds, to the account of the Company at such banking institution as the Company shall have given notice to the Warrantholders in accordance with Section 6.14; and

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(iii)           the Warrantholder thereof must, if such Warrantholder (or, if applicable, the Recipient) is not already a Member under the LLC Agreement, deliver (or, if applicable, cause the Recipient to deliver) a duly completed and executed Joinder, pursuant to which such Warrantholder (or, if applicable, the Recipient) agrees to be bound by the LLC Agreement and acknowledges that all Common Units issued upon such exercise of such Warrants shall be subject to the LLC Agreement, to the Company (with a copy concurrently delivered to the Warrant Agent (if other than the Company)) prior to, or concurrently with, delivering an Exercise Notice in accordance with Section 3.2(a)(i). Without limiting the foregoing, the exercise of any Warrant shall also be deemed to cause the Warrantholder thereof (or, if applicable, the Recipient) to become automatically bound by the LLC Agreement as set forth in Section 5.6.

(b)           If fewer than all the Warrants represented by a Warrant Certificate or evidenced by a Warrant Statement are exercised, (i) in the case of exercise of Warrants evidenced by a Warrant Certificate, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants which were not exercised shall be executed by the Company and (ii) in the case of Direct Registration Warrants, the Warrant Agent shall adjust such Warrant Statement, or issue and deliver a new Warrant Statement, to evidence the number of Warrants which were not exercised. The Warrant Agent shall countersign the new Warrant Certificate (or, in the case of a Direct Registration Warrant, the Warrant Agent shall adjust the Warrantholder’s Warrant Statement or issue and deliver a new Warrant Statement), registered in such name or names, subject to the provisions of Section 2.5 regarding registration of transfer and Section 3.11 and Section 3.13 regarding payment of governmental charges and taxes in respect thereof, as may be directed in writing by the Warrantholder, and shall deliver the new Warrant Certificate (or, in the case of a Direct Registration Warrant, shall deliver an adjusted Warrant Statement or issue and deliver the new Warrant Statement) to the Person or Persons in whose name such new Warrant Certificate (or, in the case of a Direct Registration Warrant, such adjusted or new Warrant Statement) is so registered. The Company, whenever required by the Warrant Agent, shall supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

(c)           Upon due exercise of Warrants in conformity with the foregoing provisions of Section 3.2(a), the Warrant Agent (if other than the Company) shall, when actions specified in Section 3.2(a)(i) have been effected, deliver to the Company the Exercise Notice received pursuant to Section 3.2(a)(i).

(d)           Subject to Section 3.2(h), the date on which all of the requirements for exercise set forth in this Section 3.2 (other than Section 3.2(i)) in respect of a Warrant have been satisfied (or deemed satisfied in the case of a deemed exercise pursuant to Section 3.2(f) or Section 3.2(g)) is the “Exercise Date” with respect to such Warrant.

(e)           Subject to Section 3.2(h), any exercise of a Warrant pursuant to the terms of this Warrant Agreement shall be irrevocable and enforceable in accordance with its terms.

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(f)           Notwithstanding anything to the contrary herein, if a Liquidity Event is consummated prior to the Scheduled Expiration Time, then any Warrants that are unexercised prior to the consummation of such Liquidity Event shall be deemed to have been exercised effective immediately prior to the consummation of such Liquidity Event, in which case each Warrantholder of such Warrants must satisfy its obligations set forth in Section 3.2(a)(ii) and (if Common Units are deliverable upon such deemed exercise) Section 3.2(a)(iii), in each case, promptly following such deemed exercise and in no event later than the relevant Settlement Date; provided that any Warrantholder may elect, by written notice to the Company and the Warrant Agent within ten (10) Business Days after such Warrantholder receives notice of an anticipated Liquidity Event pursuant to Section 4.13, that if such anticipated Liquidity Event is consummated prior to the Scheduled Expiration Time and constitutes a Black-Scholes Liquidity Event where the Black-Scholes Amount would be deliverable in solely non-cash consideration, then such Warrantholder’s unexercised Warrants shall not be deemed exercised pursuant to this Section 3.2(f) in connection with such Black-Scholes Liquidity Event and, instead, such Warrants shall remain outstanding and the relevant transaction shall be deemed to be a Reorganization Event for purposes of such Warrants and such Warrants shall be exercisable for Units of Reference Property as set forth in Section 4.9.

(g)           Notwithstanding anything to the contrary herein, if the Fair Market Value of a Common Unit is greater than the Exercise Price on the Trading Day immediately prior to the Scheduled Expiration Time, then any Warrants that are unexercised prior to the Scheduled Expiration Time shall be deemed to have been exercised effective immediately prior to the Scheduled Expiration Time, in which case each Warrantholder of such Warrants must satisfy its obligations set forth in Section 3.2(a)(ii) and (if Common Units are deliverable upon such deemed exercise) Section 3.2(a)(iii) and, if Cash Settlement applies to such exercise, Section 3.2(i), in each case, promptly following such deemed exercise and in no event later than the relevant Settlement Date. The Company shall cause each Warrantholder to be notified, no later than 10:00 a.m., New York City time, on July 19, 2030, of the Fair Market Value that would be used for purposes of determining the Cashless Settlement Unit Amount for any Warrant deemed exercised pursuant to this Section 3.2(g) if Cashless Settlement were to apply.

(h)           Prior to the delivery of any Common Units upon exercise of a Warrant, the Company shall be obligated to comply with all applicable Laws which require action to be taken by the Company in connection with such delivery. The Company shall use commercially reasonable efforts to assist and cooperate with any Exercising Owner that is reasonably required to make any governmental filings or obtain any governmental approvals prior to or in connection with receipt of Common Units upon any exercise of a Warrant (including, without limitation, using commercially reasonable efforts to make any filings required to be made by the Company), and any exercise of a Warrant by an Exercising Owner may be made contingent by it upon the making of any such filing and the receipt of any such approval, in which case the Exercise Date for such Warrant shall not occur until such Exercising Owner notifies the Company and the Warrant Agent that such contingencies have occurred.

(i)           If Cash Settlement applies to any exercised Warrant, as a condition to receiving the Cash Settlement Unit Amount, the Warrantholder thereof must pay to the Company, no later than 10:00 a.m., New York City time, on the relevant Settlement Date, an amount in cash equal to the product of (i) the Exercise Price as of the relevant Exercise Date and (ii) the number of Common Units comprising the Cash Settlement Unit Amount for such Warrant, by wire transfer in immediately available funds, to the account of the Company at such banking institution as the Company shall have given notice to the Warrantholders in accordance with Section 6.14.

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Section 3.3 Common Units Issuable. Subject to the Cashless Settlement provisions set forth herein, the number of Common Units “obtainable upon exercise” or “issuable upon exercise” of Warrants at any time shall be the Warrant Common Unit Number per Warrant.

Section 3.4 Settlement of Warrants.

(a)         With respect to all Warrants exercised (or deemed exercised) by an Exercising Owner on an Exercise Date:

(i)         except in the case of Warrants deemed exercised in connection with a Liquidity Event pursuant to Section 3.2(f) or in connection with the Scheduled Expiration Time pursuant to Section 3.2(g), Cash Settlement shall apply to such Warrants unless either (x) the Company elects for Cashless Settlement to apply to such Warrants by notifying such Exercising Owner of such election by the open of business on the Business Day immediately following such Exercise Date or (y) such Exercise Date occurs during a Cashless Settlement Election Period and such Exercising Owner elects in the relevant Exercise Notice for Cashless Settlement to apply to such Warrants;

(ii)         if such Warrants are deemed exercised in connection with a Liquidity Event that is not a Black-Scholes Liquidity Event pursuant to Section 3.2(f), Cashless Settlement shall apply to such Warrants;

(iii)        if such Warrants are deemed exercised in connection with a Black-Scholes Liquidity Event pursuant to Section 3.2(f), the settlement provisions set forth in Section 3.4(b)(i)(z) and in the definition of “Black-Scholes Amount” shall apply to such Warrants; and

(iv)        if such Warrants are deemed exercised in connection with the Scheduled Expiration Time pursuant to Section 3.2(g), Cashless Settlement shall apply to such Warrants unless such Exercising Owner elects for Cash Settlement to apply to such Warrants by notifying the Company and the Warrant Agent of such election by 10:00 a.m., New York City time, on the Business Day immediately following July 19, 2030.

(b)        With respect to the exercise of a Warrant:

(i)         Upon the proper and valid exercise (or deemed exercise) thereof by an Exercising Owner, the Company shall cause to be delivered to the Exercising Owner on the Settlement Date (x) if Cash Settlement applies, the Cash Settlement Unit Amount, (y) if Cashless Settlement applies, the Cashless Settlement Unit Amount or (z) if such Warrant is deemed to be exercised in connection with a Black-Scholes Liquidity Event pursuant to Section 3.2(f), the Black-Scholes Amount; provided that, in the case of clause (x), in no event shall the Company be required to deliver the Cash Settlement Unit Amount unless the Exercising Owner has satisfied the requirement set forth in Section 3.2(i).

(ii)        Upon written request from any Exercising Owner in connection with a Cashless Settlement for which the Fair Market Value is determined pursuant to clause (i)(z), (ii) or (iii) of the definition thereof, the Company shall notify such Exercising Owner of the Board’s determination of such Fair Market Value and provide a brief explanation of the methodology of such determination (without any obligation to disclose any confidential or proprietary information) reasonably promptly after the later of the receipt of such request by the Company and the determination of such Fair Market Value, but in any event within ten (10) Business Days of such later date.

(iii)        Upon written request from any Exercising Owner of a Warrant deemed exercised in connection with a Black-Scholes Liquidity Event pursuant to Section 3.2(f), the Company shall notify such Exercising Owner of the Board’s determination of the relevant Black-Scholes Amount and provide a brief explanation of the methodology of such determination (without any obligation to disclose any confidential or proprietary information) reasonably promptly after the later of the receipt of such request by the Company and the determination of such Black-Scholes Amount, but in any event within five (5) Business Days of such later date.

Section 3.5 Delivery of Common Units.

(a)        In connection with the exercise of Warrants, the Warrant Agent shall:

(i)         examine all Exercise Notices and all other documents delivered to it to ascertain whether, on their face, such Exercise Notices and any such other documents have been executed and completed in accordance with their terms;

(ii)        where an Exercise Notice or other document appears on its face to have been improperly completed or executed or some other irregularity in connection with the exercise of the Warrant exists, endeavor to inform the appropriate parties (including the Person submitting such instrument) of the need for fulfillment of all requirements, specifying those requirements which appear to be unfulfilled;

(iii)       unless the Company is acting as Warrant Agent, inform the Company of and cooperate with and assist the Company in resolving any reconciliation problems between the Exercise Notices received and delivery of Warrants to the Warrant Agent’s account;

(iv)       unless the Company is acting as Warrant Agent, advise the Company with respect to an exercise, as promptly as practicable following the satisfaction of each of the applicable procedures for exercise set forth in Section 3.2(a) of (v) the receipt of such Exercise Notice and the number of Warrants exercised in accordance with the terms and conditions of this Warrant Agreement, (w) the number of Common Units to be delivered by the Company, (x) the instructions with respect to issuance of the Common Units, (y) the number of Persons who will become holders of record of the Company (who were not previously holders of record) as a result of receiving Common Units upon exercise of the Warrants and (z) such other information as the Company shall reasonably require;

(v)         unless the Company is acting as Warrant Agent, provide to the Company, upon the Company’s request, the number of Warrants previously exercised, the number of Common Units issued in connection with such exercises and the number of remaining outstanding Warrants; and

(vi)       unless the Company is acting as Warrant Agent, provide to the Company, upon the Company’s request, any Exercise Notices delivered pursuant to Section 3.2(a) and any documents delivered pursuant to Section 3.5(a)(i).

(b)         With respect to each Warrant properly exercised (or deemed to be exercised) in accordance with this Warrant Agreement in respect of which Common Units are deliverable, the Company shall deliver or cause to be delivered to the Recipient (as defined below) Common Units in book-entry form (or, at the election of the Exercising Owner, duly executed certificates (solely to the extent contemplated by Section 3.06 of the LLC Agreement)) representing the aggregate number of Common Units issuable upon such exercise (based upon the aggregate number of Warrants so exercised by the Exercising Owner) (A) unless clause (B) is applicable, for the benefit and in the name of the Exercising Owner or (B) for the benefit and in the name of such Person (other than the Exercising Owner) designated by the Exercising Owner submitting the applicable Exercise Notice so long as such Person is a “Permitted Transferee” (as defined in the LLC Agreement as if the Exercising Owner were a Member) of the Exercising Owner pursuant to the LLC Agreement. The Person on whose behalf and in whose name any Common Units are registered (the “Recipient”) shall for all purposes be deemed to have become the holder of record of such Common Units as of the close of business on the applicable Exercise Date, provided that payment of the aggregate Exercise Price (in the case of Cash Settlement) is received by the deadline set forth in Section 3.2(i). The Company covenants that all Common Units which may be issued upon exercise of Warrants shall be, upon issuance thereof, fully paid and nonassessable, free of preemptive rights and (except as specified in the proviso to Section 3.11 and Section 3.13) free from all documentary, stamp or similar issue or transfer taxes in respect of the issuance thereof, and all liens, charges and security interests with respect to the issuance thereof.

(c)         Unless the Company is acting as Warrant Agent, promptly after the Warrant Agent has taken the action required by this Section 3.5 (or at such later time as may be mutually agreeable to the Company and the Warrant Agent), the Warrant Agent shall account to the Company with respect to the consummation of any exercise of any Warrants.

(d)        The procedures for the exercise of Warrants, including Portal submission, payment mechanics, delivery of tax forms, Joinder requirements, receipt of Company approval (if required), confirmation of the Exercise Date, confirmation of the Settlement Date, reduction of the Warrant Register, and issuance of Common Units, are further set forth in Exhibit E hereto. In the event of any conflict between Exhibit E and this Article 3, this Article 3 shall control.

(e)        In connection with any deemed exercise of Warrants pursuant to Section 3.2(f) or Section 3.2(g), to the extent the Company is not acting as Warrant Agent, the Company shall provide the Warrant Agent with: (i) advance written notice of the anticipated consummation of the applicable Liquidity Event or the Scheduled Expiration Time, as applicable, in each case as promptly as practicable following the Company’s obtaining knowledge thereof; (ii) copies of any notices to be delivered to Warrantholders in connection with such deemed exercise, which notices shall have been approved by the Company prior to distribution; (iii) written notice of the applicable settlement method; (iv) the calculations (including any Fair Market Value, Black-Scholes Value, or Black-Scholes Amount) necessary for the Warrant Agent to process such deemed exercise; (v) written instructions regarding any tax withholding or reporting obligations applicable to such deemed exercise; and (vi) written instructions for updating the Warrant Register to reflect the cancellation of the deemed-exercised Warrants and, if applicable, the issuance of Common Units. The Warrant Agent (if other than the Company) shall have no obligation to take any action in connection with a deemed exercise until it has received the notices, instructions and information described in this Section 3.5(e). In addition, the Warrant Agent (if other than the Company) shall have no liability for any delay in, or failure to, process a deemed exercise, or for any resulting adverse consequence to the Company or any Warrantholder, to the extent such delay or failure results from the Company’s failure to provide the notices, instructions and information described in this Section 3.5(e) with sufficient time in advance of, or complete and accurate information by, the applicable Settlement Date.

Section 3.6 No Fractional Common Units to Be Issued.

(a)        Notwithstanding anything to the contrary in this Warrant Agreement, the Company shall not be required to issue any fraction of a Common Unit upon exercise of any Warrants.

(b)        If any fraction of a Common Unit would, except for the provisions of this Section 3.6, be issuable upon the exercise of any Warrants, the number of Common Units issuable upon such exercise shall be rounded down to the nearest whole number. All Warrants exercised by a Warrantholder on the same Exercise Date shall be aggregated for purposes of determining the number of Common Units to be delivered pursuant to Section 3.5(b).

(c)        Each Warrantholder, by its acceptance of an interest in a Warrant, expressly waives its right to any fraction of a Common Unit upon its exercise of such Warrant.

Section 3.7 Acquisition of Warrants by Company. The Company shall have the right, except as limited by Law, to purchase or otherwise to acquire one or more Warrants at such times, in such manner and for such consideration as agreed by the Company and the applicable Warrantholder.

Section 3.8 Validity of Exercise. All questions as to the validity, form and sufficiency (including time of receipt) of a Warrant exercise shall be determined by the Company in good faith in accordance with the terms of this Warrant Agreement and the Warrants, which determination, absent manifest error, shall be final and binding with respect to the Warrant Agent. The Warrant Agent, if other than the Company, shall incur no liability for or in respect of and, except to the extent such liability arises from the Warrant Agent’s gross negligence, willful misconduct or bad faith (as determined by a court of competent jurisdiction in a final non- appealable judgment), shall be indemnified and held harmless by the Company for acting or refraining from acting upon, or as a result of, such determination by the Company. The Company reserves the absolute right to waive any of the conditions to the exercise of Warrants or defects in Exercise Notices with regard to any particular exercise of Warrants.

Section 3.9 Certain Calculations.

(a)         The Company (and, solely to the extent set forth in the definitions of “Black-Scholes Amount” and “Fair Market Value,” the Board (it being understood that the Board may, but is not required to, retain an independent and reputable investment bank or other valuation firm to assist with the relevant determination)) shall be responsible for all calculations and determinations required in connection with the settlement of exercises of Warrants and, unless the Company is acting as Warrant Agent, the Company shall provide written notification to the Warrant Agent of the Cash Settlement Unit Amount, Cashless Settlement Unit Amount or Black-Scholes Amount, as the case may be, on the Settlement Date for any Warrant exercise. The Warrant Agent, in its capacity as such, shall not be responsible for performing the calculations set forth in Article 4.

(b)         With respect to any exercise of Warrants hereunder, the Company shall be responsible for providing issuance instructions to any transfer agent for the Common Units. The Warrant Agent, in its capacity as such, shall not be accountable with respect to the validity or value of any Common Units that may at any time be issued or delivered upon the exercise of any Warrant, and it makes no representation with respect thereto. The Warrant Agent, in its capacity as such, shall not be responsible, to the extent not arising from the Warrant Agent’s gross negligence, willful misconduct or bad faith (as determined by a court of competent jurisdiction in a final non-appealable judgment), for any failure of the Company to issue, transfer or deliver any Common Units, or to comply materially with any of the covenants of the Company contained in this Article 3 of this Warrant Agreement.

Section 3.10 Reservation of Common Units. The Company shall at all times reserve and keep available, out of its authorized but unissued Common Units, solely for the purpose of providing for the exercise of the Warrants, the aggregate number of Common Units then issuable upon exercise of the Warrants at any time (assuming Cash Settlement applies to all Warrant exercises). The Company shall take all action reasonably necessary to ensure that the Common Units will be issued without violation of any applicable Law or regulation.

Section 3.11 Charges, Taxes and Expenses. Issuance of the Direct Registration Warrants or the Warrant Certificates evidencing Warrants and issuance of Common Units upon the exercise of the Warrants shall be made without charge for any documentary, stamp or similar issue or transfer tax or other incidental expense in respect of the issuance thereof, all of which taxes and expenses shall be paid by the Company (excluding, for the avoidance of doubt, any income or withholding taxes); provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of Direct Registration Warrants or Warrant Certificates evidencing such Warrants or Common Units in book-entry form or any certificates for Common Units or payment of cash or other property in a name or to any Person other than the Warrantholder of the Direct Registration Warrant or Warrant Certificate surrendered upon exercise or transfer, and the Company shall not be required to issue or deliver Direct Registration Warrants or Warrant Certificates or Common Units in book-entry form or any certificates for Common Units or payment of cash or other property, as applicable, unless and until the Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have reasonably demonstrated that such tax has been paid.

Section 3.12 Cancellation of Warrant Certificates and Direct Registration Warrants. Any Warrant Certificate surrendered for exercise shall, if surrendered to the Company, be delivered to the Warrant Agent. All Warrant Certificates surrendered or delivered to or received by the Warrant Agent for cancellation pursuant to this Section 3.12 or deemed exercised pursuant to Section 3.2(f) or Section 3.2(g) shall be promptly cancelled by the Warrant Agent and shall not be reissued by the Company. The Warrant Agent shall destroy any such cancelled Warrant Certificates and, if other than the Company, deliver its certificate of destruction to the Company, unless the Company shall otherwise direct. Direct Registration Warrants that are exercised (or deemed exercised) shall be promptly cancelled by the Warrant Agent by making an appropriate adjustment or notation on the Warrant Register.

Section 3.13 Withholding and Reporting Requirements. The Company shall comply with all applicable tax withholding and reporting requirements imposed by any governmental authority with respect to the Warrants and this Warrant Agreement, and all distributions, dividends or other payments requiring withholding under applicable law, including, as applicable, deemed distributions or dividends pursuant to the Warrants and any payment of cash in lieu of Common Units payable in connection with the exercise of a Warrant, shall be subject to applicable withholding and reporting requirements. Notwithstanding any provision hereof to the contrary, and subject in all respects to the limitations on the Warrant Agent’s role set forth below in this Section 3.13, the Company shall be authorized, at its discretion, and the Warrant Agent (if other than the Company) shall be authorized, solely to the extent of, and solely in accordance with, the Company’s written instructions, to (a) take any actions that may be reasonably necessary or appropriate to comply with such withholding and reporting requirements, (b) apply any cash amount otherwise deliverable to a Warrantholder (whether pursuant to this Warrant Agreement or otherwise) to pay (or, in the case of the Company, reimburse the Company for) withholding taxes attributable to such Warrantholder, (c) liquidate a portion of any non-cash amount (including Common Units) otherwise deliverable to a Warrantholder (whether pursuant to this Warrant Agreement or otherwise) to generate sufficient funds to pay (or, in the case of the Company, reimburse the Company for) withholding taxes attributable to such Warrantholder, (d) require reimbursement from any Warrantholder to the extent any withholding is required in respect of such Warrantholder in the absence of any cash or property described in clauses (b) or (c), or (e) establish any other mechanisms it believes are reasonably necessary and appropriate, including requiring Warrantholders to (x) submit appropriate tax and withholding certifications (such as Internal Revenue Service Forms W-9 and the appropriate Internal Revenue Service Forms W-8, as applicable) or any other documentation reasonably requested to comply with any withholding under applicable law or (y) promptly pay to the Company in cash any withholding tax amount which is or was required to be paid under applicable law with respect to such Warrantholder as a condition of receiving the benefit of any exercise or adjustment as provided in this Warrant Agreement; provided that, prior to making any withholding under this Section 3.13, the applicable withholding agent shall use commercially reasonable efforts to (i) provide the applicable Warrantholder with a written notice of its intention to withhold, along with reasonable details regarding the provisions of applicable Law that require such deduction or withholding, at least five (5) Business Days prior to making any such deduction or withholding and (ii) cooperate with the applicable Warrantholder with respect to which such withholding would otherwise be made in order to reduce or eliminate any such withholding (including by accepting any properly completed and duly executed documentation that is provided by such Warrantholder). For the avoidance of doubt, as between the Company and the Warrant Agent (to the extent the Company is not acting as the Warrant Agent), the Company shall be solely responsible for determining the amount, if any, of taxes required to be withheld and for satisfying, and directing the manner of satisfaction of, all tax reporting and withholding obligations described in this Section 3.13. The Warrant Agent’s obligations in respect of this Section 3.13 shall be limited to (A) collecting and forwarding to the Company applicable Internal Revenue Service Forms W-9 and Forms W-8 (or other tax certifications) received from Warrantholders, (B) holding processing of any exercise, Transfer or settlement in abeyance pending its receipt of forms or instructions required by the Company, and (C) acting solely upon and in accordance with the Company’s written instructions. Notwithstanding anything to the contrary herein, the Warrant Agent (if other than the Company) shall not be responsible for determining the amount of any required withholding or for liquidating any cash, securities or other property to satisfy any withholding tax obligation of any Warrantholder unless the Warrant Agent and the Company shall have separately agreed in writing to the Warrant Agent’s performance of such function (and then only to the extent, and in the manner, so agreed). The Company shall not be liable for any over-withholding in respect of any Warrantholder, and, in the event of any such over-withholding, a Warrantholder’s sole recourse shall be as provided under Law. All amounts withheld and not otherwise reimbursed with respect to a Warrantholder shall be treated as if such amounts were distributed to such Warrantholder under this Warrant Agreement.

ARTICLE 4

ADJUSTMENTS

Section 4.1 Adjustments and Other Rights. The Exercise Price and the Warrant Common Unit Number pursuant to Article 3 of this Warrant Agreement shall be subject to adjustment from time to time in accordance with this Article 4; provided that no single event shall be subject to adjustment under more than one subsection of this Article 4 so as to result in duplication (it being agreed that, in the case of a dividend or other distribution of different types of property, Section 4.2, 4.3, 4.4 or 4.5 shall apply to the appropriate parts of each such dividend or distribution).

Section 4.2 Common Unit Dividends, Distributions, Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (i) declare a dividend or make a distribution on its Common Units in Common Units, (ii) split, subdivide, recapitalize, restructure or reclassify the outstanding Common Units into a greater number of Common Units or (iii) combine, recapitalize, restructure or reclassify the outstanding Common Units into a smaller number of Common Units, in each case other than upon a transaction to which Section 4.4, Section 4.8 or Section 4.9 applies, the Exercise Price and Warrant Common Unit Number shall be adjusted pursuant to the formulas below.

Such adjustments shall become effective (x) in the case of clause (i) above, at the close of business on the Record Date for such dividend or distribution (or, if the Common Units trade on an ex-dividend basis, at the open of business on the ex-dividend date for such dividend or distribution) or (y) in the case of clause (ii) or (iii) above, at the open of business on the effective date of such event. In the event that a dividend or distribution described in clause (i) above is not so paid or made, the Exercise Price and the Warrant Common Unit Number shall be readjusted, effective as of the date when the Board determines not to make such dividend or distribution, as the case may be, to be the Exercise Price and the Warrant Common Unit Number that would be in effect if such dividend or distribution had not been declared.

Where:

Nb = Warrant Common Unit Number before the adjustment

Na = Warrant Common Unit Number after the adjustment

Eb = Exercise Price before the adjustment

Ea = Exercise Price after the adjustment

Ob = Number of Common Units outstanding immediately before the transaction in question

Oa = Number of Common Units outstanding immediately after the transaction in question

Section 4.3 Other Distributions. In case the Company makes a distribution to all or substantially all of the holders of its Common Units of securities, evidences of indebtedness, assets, property, cash, rights, options or warrants (other than (i) dividends, distributions or issuances as to which the provisions of Section 4.2 or Section 4.4 shall apply; and (ii) Spin-Offs as to which the provisions of Section 4.5 below shall apply), the Exercise Price and Warrant Common Unit Number shall be adjusted pursuant to the formulas below; provided that, if the Company has a stockholder rights plan (or equivalent for entity types other than corporations) in effect, (a) the distribution of the rights under such stockholder rights plan (or equivalent) shall be deemed to occur at the time that such rights first become exercisable and (b) the Exercise Price and Warrant Common Unit Number for a Warrant shall not be adjusted on account of such distribution if the Warrantholder thereof shall receive such rights upon exercise of such Warrant and such rights are exercisable upon receipt by the Warrantholder. Such adjustments shall become effective at the close of business on the Record Date for such dividend or distribution (or, if the Common Units trade on an ex-dividend basis, at the open of business on the ex- dividend date for such dividend or distribution).

In the event that such dividend or distribution is not so paid or made, the Exercise Price and the Warrant Common Unit Number shall be readjusted, effective as of the date when the Board determines not to make such dividend or distribution, as the case may be, to be the Exercise Price and the Warrant Common Unit Number that would be in effect if such dividend or distribution had not been declared.

Where:

Nb = Warrant Common Unit Number before the adjustment

Na = Warrant Common Unit Number after the adjustment

Eb = Exercise Price before the adjustment

Ea = Exercise Price after the adjustment

M =	Average of the Fair Market Values of one Common Unit for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Record Date for such dividend or distribution (or, if the Common Units trade on an ex-dividend basis, the average of the Fair Market Values of one Common Unit for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately prior to the ex-dividend date for such dividend or distribution); provided, however, that if the Fair Market Value of a Common Unit is being determined pursuant to clause (i)(z) of the definition of “Fair Market Value,” “M” shall instead be the Fair Market Value of one Common Unit determined on one occasion at any time during the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Record Date for such dividend or distribution

D =	Fair Market Value of such dividend or distribution made per Common Unit as of the Record Date for such dividend or distribution (or, if the Common Units trade on an ex-dividend basis, as of the ex-dividend date for such dividend or distribution); provided that if such Fair Market Value is determined by reference to the actual or when-issued trading market for any securities, such determination shall consider the prices in such market over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding such Record Date or ex-dividend date, as applicable. For purposes of this adjustment, the Fair Market Value of such dividend or distribution (if in the form of securities other than Common Units) shall be determined as if it were “Common Units” pursuant to the definition of Fair Market Value.

Section 4.4 Certain Rights, Options and Warrants. The Exercise Price and Warrant Common Unit Number shall be adjusted pursuant to the formulas below in the event the Company issues to all or substantially all holders of the Common Units any rights, options or warrants (other than rights under a stockholder rights plan (or equivalent for entity types other than corporations)) entitling them to subscribe for or purchase Common Units at a price per Common Unit that is less than the average of the Fair Market Values of one Common Unit for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date of such issuance; provided that, except as set forth in the immediately succeeding paragraph, the Exercise Price shall not be increased (and Warrant Common Unit Number shall not be decreased) as a result of this Section 4.4. Such adjustments shall be made successively whenever any such rights, options or warrants are issued and shall become effective at the close of business on the Record Date for such issuance (or, if the Common Units trade on an ex-dividend basis, at the open of business on the ex-dividend date for such issuance).

To the extent that Common Units are not delivered after the expiration of such rights, options or warrants, the Exercise Price and the Warrant Common Unit Number shall be readjusted to be the Exercise Price and the Warrant Common Unit Number that would then be in effect had the adjustment with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Common Units actually delivered. In the event that such rights, options or warrants are not so issued, the Exercise Price and the Warrant Common Unit Number shall be readjusted to be the Exercise Price and the Warrant Common Unit Number that would then be in effect if such Record Date or ex-dividend date, as applicable, had not occurred.

For purposes of this Section 4.4, in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Common Units at less than such average of the Fair Market Values of one Common Unit for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date of such issuance, and in determining the aggregate offering price of such Common Units, there shall be taken into account the Fair Market Value of any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof.

Where:

Nb = Warrant Common Unit Number before the adjustment

Na = Warrant Common Unit Number after the adjustment

Eb = Exercise Price before the adjustment

Ea = Exercise Price after the adjustment

Ob = Number of Common Units outstanding immediately before the transaction in question

X = Number of Common Units issuable pursuant to such rights, options or warrants

Y = Number of Common Units equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Fair Market Values of one Common Unit over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date of the issuance of such rights, options or warrants.

Section 4.5 Spin-Offs. If the Company pays a dividend or makes any other distribution on the Common Units of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a Principal Exchange (a “Spin-Off”), the Exercise Price and Warrant Common Unit Number shall be adjusted pursuant to the formulas below. Such adjustments shall become effective at the close of business on the last Trading Day of the ten (10) consecutive Trading Day period beginning on, and including, the first Trading Day following the Record Date (or, if the Common Units trade on an ex-dividend basis, following the ex-dividend date) for such Spin-Off on which the Capital Stock of such Subsidiary or other business unit begins to trade regular way on such Principal Exchange (the “Valuation Period”).

Where:

Nb = Warrant Common Unit Number before the adjustment

Na = Warrant Common Unit Number after the adjustment

Eb = Exercise Price before the adjustment

Ea = Exercise Price after the adjustment

M =	Average of the Fair Market Values of one Common Unit over the Valuation Period; provided, however, that if the Fair Market Value of a Common Unit is being determined pursuant to clause (i)(z) of the definition of “Fair Market Value,” “M” shall instead be the Fair Market Value of one Common Unit determined on one occasion at any time during the Valuation Period

D =	Average of the Fair Market Values of such Capital Stock or similar equity interest distributed to holders of the Common Units applicable to one Common Unit over the Valuation Period. For purposes of this adjustment, the Fair Market Value of such distribution shall be determined as if it were “Common Units” pursuant to the definition of Fair Market Value.

If the Exercise Date for any exercise of Warrants occurs during the Valuation Period, the reference in the definition of “Valuation Period” to “ten (10)” shall be deemed replaced with such lesser number of Trading Days as have elapsed between the beginning of the Valuation Period and such Exercise Date in determining the Exercise Price and Warrant Common Unit Number.

Section 4.6 Participating Distributions. Notwithstanding anything to the contrary in this Article 4, the Company shall not be required to adjust the Exercise Price or the Warrant Common Unit Number on account of any event described in Section 4.2 (other than a split/subdivision or combination of Common Units), 4.3, 4.4 or 4.5 if each Warrantholder participates, at the same time and on the same terms as holders of the Common Units, and solely by virtue of being a Warrantholder, in such event without having to exercise such Warrantholder’s Warrants and as if such Warrantholder held a number of Common Units equal to the product of (i) the Warrant Common Unit Number in effect on the related Record Date and (ii) the aggregate number of Warrants held by such Warrantholder on such date.

Section 4.7 Dissolution, Total Liquidation or Winding Up. If at any time there is a voluntary or involuntary dissolution, total liquidation or winding-up of the Company, then the Company shall provide each Warrantholder with written notice of the date on which such dissolution, liquidation or winding-up shall take place not later than 30 days before any date set for definitive action (or, if later, promptly following the date the Board has resolved to take such definitive action); provided that failure to give such notice, or any defect therein, shall not affect the legality or validity of any such event. Such notice shall also specify the date as of which the record holders of Common Units shall be entitled to exchange their Common Units for securities, money or other property deliverable upon such dissolution, liquidation or winding-up, as the case may be. On such date, each Warrantholder shall be entitled to receive, upon surrender of any Warrant, for each Common Unit that such Warrantholder would have been entitled to receive had such Warrant been exercised immediately prior to such dissolution, liquidation or winding-up (assuming Cashless Settlement applied to such exercise), the cash, securities or other property (net of any amounts due pursuant to Section 3.13) that a holder of one Common Unit is entitled to receive upon such dissolution, liquidation or winding-up. Upon receipt of such cash, securities or other property, any and all rights of such Warrantholder to exercise such Warrant shall terminate in their entirety. If the cash, securities or other property distributable in respect of such Common Unit in the dissolution, liquidation or winding-up has a Fair Market Value which is less than the Exercise Price for such Warrant then in effect (together with any amounts due pursuant to Section 3.13), no such cash, securities or other property shall be delivered to such Warrantholder in respect of such Warrant and such Warrant shall terminate and be of no further force or effect upon the dissolution, liquidation or winding-up.

Section 4.8 Successor upon Consolidation, Merger and Sale of Assets.

(a)         Other than with respect to a Liquidity Event, the Company may only divide, consolidate with, merge into or sell, lease or otherwise transfer in one transaction or a series of related transactions the consolidated assets of the Company and its Subsidiaries substantially as an entirety (a “Fundamental Equity Change”), so long as the Company is the surviving Person, or, in the event that the Company is not the surviving Person:

(i)          the successor to the Company assumes all of the Company’s obligations under this Warrant Agreement and the Warrants; and

(ii)         the successor to the Company provides written notice of such assumption to the Warrant Agent;

provided that, in the case of clause (i) above, if the Company or any of its Subsidiaries is acting as Warrant Agent, the successor to the Company may assume such role itself or instead appoint any of its U.S. Subsidiaries or a nationally recognized third party engaged in providing similar services to act as Warrant Agent hereunder in accordance with Section 6.1.

(b)         In the case of any Fundamental Equity Change (other than a Liquidity Event), the successor entity shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company and, if applicable, Warrant Agent; provided, however, such successor entity (unless such successor entity is acting as Warrant Agent) shall provide the Warrant Agent with any such identifying company information as reasonably required by the Warrant Agent. Such successor entity thereupon may cause to be signed, and may issue any or all of the Warrants issuable pursuant to this Warrant Agreement which theretofore shall not have been signed by the Company; and, upon the order of such successor entity (which order shall not be required if such successor entity is acting as Warrant Agent), instead of the Company, and subject to all the terms, conditions and limitations in this Warrant Agreement prescribed, the Warrant Agent shall authenticate and deliver, as applicable, any Warrants that previously shall have been signed and delivered by the officers of the Company to the Warrant Agent for authentication, and any Warrants which such successor entity thereafter shall cause to be signed and delivered to the Warrant Agent for such purpose.

Section 4.9 Adjustment upon Reorganization Event.

(a)         If there occurs any Fundamental Equity Change or any recapitalization, reorganization, consolidation, reclassification, change in the outstanding Common Units (other than changes resulting solely from a split/subdivision or combination to which Section 4.2 applies), statutory share exchange, statutory unit exchange or other transaction (in each case, other than a Liquidity Event, subject to the proviso in Section 3.2(f)), in each case as a result of which the Common Units would be converted into, changed into or exchanged for stock, units, interests, other securities, other property or assets (including cash or any combination thereof) (each such event a “Reorganization Event”), then following the effective time of the Reorganization Event, the right to receive Common Units upon exercise of a Warrant shall be changed to a right to receive, upon exercise of such Warrant, the kind and amount of shares of stock, units, other securities or other property or assets (including cash or any combination thereof) that a holder of the number of Common Units for which one Warrant is exercisable immediately prior to such Reorganization Event would have owned or been entitled to receive in connection with such Reorganization Event (the “Reference Property”, with a “Unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one Common Unit is entitled to receive). In the event holders of Common Units have the opportunity to elect the form of consideration to be received in a Reorganization Event, the type and amount of consideration into which the Warrants shall be exercisable from and after the effective time of such Reorganization Event shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Units that have the right to make such election in such Reorganization Event. The Company hereby agrees not to become a party to any Reorganization Event unless its terms are consistent with this Section 4.9.

(b)         At any time from, and including, the effective time of a Reorganization Event, the number of Common Units that the Company would have been required to deliver upon exercise of the Warrants shall instead be deliverable in a corresponding number of Units of Reference Property and, in the case of Cashless Settlement, shall be determined based on the Fair Market Value of a Unit of Reference Property.

(c)         At or prior to the effective time of any Reorganization Event, the Company or the successor or purchasing Person, as the case may be, shall execute an amendment to this Warrant Agreement providing that the Warrants shall be exercisable for Units of Reference Property in accordance with the terms of this Section 4.9. If the Reference Property in connection with any Reorganization Event includes shares of stock, units or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in such Reorganization Event, then the Company shall cause such amendment to this Warrant Agreement to be executed by such other Person, if such other Person is an Affiliate of the Company, and such amendment shall contain such additional provisions to protect the interests of the Warrantholders as the Board shall reasonably consider necessary by reason of the foregoing. Any such amendment to this Warrant Agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4. In the event the Company shall execute an amendment to this Warrant Agreement pursuant to this Section 4.9, the Company shall (unless the Company is acting as Warrant Agent) promptly file with the Warrant Agent a certificate executed by a duly authorized officer of the Company briefly stating the reasons therefor, the kind or amount of cash, securities or property or assets that will comprise a Unit of Reference Property after the relevant Reorganization Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with. The Company shall cause notice of the execution of the amendment to be delivered to each Warrantholder, at its address appearing on the Warrant Register, within five Business Days after execution thereof.

(d)         The above provisions of this Section 4.9 shall similarly apply to successive Reorganization Events.

(e)         If this Section 4.9 applies to any event or occurrence, no other provision of this Article 4 shall apply to such event or occurrence (other than Section 4.8).

Section 4.10 Rounding of Calculations; Minimum Adjustments. All calculations under this Article 4 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one- hundredth (1/100th) of a share or unit (as applicable), as the case may be. Any provision of this Article 4 to the contrary notwithstanding, no adjustment in the Exercise Price or the Warrant Common Unit Number shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a Common Unit, respectively, but any such amount shall be carried forward and an adjustment with respect thereto shall be made (i) at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or one-tenth (1/10th) of a Common Unit, respectively, or more, (ii) on the date any Black-Scholes Amount is to be determined, (iii) on any Exercise Date and (iv) immediately prior to the Expiration Time, subject in all cases to Section 3.6.

Section 4.11 Timing of Issuance of Additional Common Units Upon Certain Adjustments. In any case in which the provisions of this Article 4 shall require that an adjustment shall become effective as of the Record Date (or, if applicable, ex-dividend date) for an event and a Warrant is exercised after such Record Date (or, if applicable, ex-dividend date) but prior to the occurrence of such event, the Company may defer, until the occurrence of such event, issuing the additional Common Units issuable upon such exercise by reason of the adjustment required by such Record Date (or, if applicable, ex-dividend date) over and above the Common Units issuable upon such exercise before giving effect to such adjustment.

Section 4.12 Statement Regarding Adjustments. Whenever the Exercise Price or the Warrant Common Unit Number shall be adjusted as provided in this Article 4, the Company shall promptly, and in any event within three Business Days, file, at the principal office of the Company, a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price and the Warrant Common Unit Number that shall be in effect after such adjustment. The Company shall also cause a copy of such statement to be delivered to each Warrantholder at the address appearing in the Company’s records.

Section 4.13 Notice of Record Date. If the Company fixes any Record Date for any event, the Company shall give notice to each Warrantholder, in the manner set forth in Section 4.12, of such Record Date at least ten (10) Business Days prior to such Record Date, which notice shall specify such Record Date for such event and the approximate date on which such event is to take place. Such notice shall also set forth the facts with respect thereto (including the material terms with respect to any contemplated transaction) and indicate (if then known by the Company) the kind or class of shares, units or other securities or property which shall be deliverable upon exercise of a Warrant in connection with or following such event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such event. To the extent any such notice contains material non-public information, each Warrantholder agrees to maintain the confidentiality of such information in accordance with Section 6.07 of the LLC Agreement (as if each reference in such section to a “Member” were a reference to such Warrantholder) and acknowledges that trading in securities while in possession of material non- public information, or communicating such information to another person who is reasonably likely to trade on the basis of such information, may violate federal securities laws. Nothing in this Section 4.13 shall prohibit the Warrantholders from exercising their Warrants in accordance with the other provisions of this Warrant Agreement.

Section 4.14 Proceedings Prior to any Action Requiring Adjustment. As a condition precedent to the taking of any action that would require an adjustment pursuant to this Article 4, the Company shall take any action that may be necessary, including obtaining regulatory or member/unitholder approvals or exemptions under the Securities Act, in order that the Company may thereafter validly and legally issue, as fully paid and nonassessable, all Common Units (or, if applicable, other Reference Property) that each Warrantholder is entitled to receive upon exercise of a Warrant.

Section 4.15 Adjustment Rules. Any adjustments pursuant to this Article 4 shall be made successively whenever an event referred to herein shall occur. If an adjustment in the Exercise Price made hereunder would reduce the Exercise Price to an amount below the par value (if any) of the Common Units, then such adjustment in the Exercise Price made hereunder shall reduce the Exercise Price to the par value (if any) of the Common Units and then, so long as the Company shall have taken any company action that would, in the opinion of its counsel, be necessary in order that the Company may validly issue Common Units at the Exercise Price as so adjusted in accordance with its obligations under Section 3.9, to such lower par value (if any) as may then be established; provided that, for the avoidance of doubt, the Exercise Price may not be reduced below zero.

Section 4.16 Optional Tax Adjustment. The Company may at its option, at any time prior to the Expiration Time, increase the number of Common Units into which each Warrant is exercisable, or decrease the Exercise Price for such Warrant, in addition to those changes otherwise required by this Article 4, as deemed advisable by the Board, in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients or that such tax shall be diminished.

ARTICLE 5

OTHER PROVISIONS RELATING TO RIGHTS OF WARRANTHOLDERS

Section 5.1 No Rights as Unitholders; Information Rights. Nothing contained in this Warrant Agreement shall be construed as conferring upon any Person, by virtue in and of itself of holding a Warrant or having a beneficial interest in a Warrant, the right to vote, receive any dividend or other distribution, receive notice of, or attend, any meeting of members or otherwise exercise any rights whatsoever, in each case, as a member of the Company to the extent such vote, distribution, giving of notice, meeting or other exercise of rights (or, if applicable, the relevant Record Date therefor) precedes the close of business on the Exercise Date with respect to the exercise of such Warrant. No Warrantholder shall have any right not expressly conferred hereunder or under, or by applicable Law with respect to, the Warrant held by such Warrantholder. Notwithstanding the foregoing, each Warrantholder that held any Warrants as of the Closing Date shall be entitled to receive any and all reports or other information to the extent provided to the Members pursuant to Section 6.08 of the LLC Agreement (and subject to the limitations therein) at the same time as such reports or other information are provided to the Members and each such Warrantholder (by its acceptance of any Warrants issued hereunder) agrees to be bound by the provisions set forth in Section 6.07 of the LLC Agreement as if such provisions were set forth herein and as if each reference in such section to a “Member” were a reference to such Warrantholder.

Section 5.2 Modification/Amendment.

(a)         This Warrant Agreement or the Warrants may be modified or amended by the Company and the Warrant Agent, without the consent of any Warrantholder, for the purposes of (i) curing any ambiguity or correcting or supplementing any defective provision contained in this Warrant Agreement or (ii) providing for the assumption of the Company’s obligations pursuant to Section 4.8, or for the assumption of the Warrant Agent’s obligations hereunder by a successor or replacement warrant agent (including the making of any modifications hereto that are ministerial, procedural, technical or conforming in nature or that relate to provisions customarily required by warrant agents at the time of assumption); provided that, in each case, any such modification or amendment does not adversely affect the interests of the Warrantholders in any material respect.

(b)         This Warrant Agreement or the Warrants may be modified or amended, or noncompliance with any provision of the Warrant Agreement or the Warrants may be waived, upon the written consent of the Required Warrantholders and the Company; provided, however, that any modification, amendment or waiver that adversely affects the interests of a Warrantholder disproportionately relative to any other Warrantholder in any material respect shall require the written consent of such Warrantholder so affected; provided, further, no such modification, amendment or waiver may, without the written consent or the affirmative vote of each Warrantholder affected (A) change the Expiration Time to an earlier time or date; (B) increase the Exercise Price or decrease the Warrant Common Unit Number (except as set forth in Article 4); (C) change the calculation or delivery or payment of the Cash Settlement Unit Amount, the Cashless Settlement Unit Amount or the Black-Scholes Amount; (D) modify or amend Section 5.4 or 5.5 hereof; or (E) reduce the percentage of Warrants outstanding necessary to modify or amend this Warrant Agreement or to waive any past default. Any consent delivered by electronic means shall be deemed to constitute written consent.

(c)         Upon execution and delivery of any amendment pursuant to this Section 5.2, such amendment shall be considered a part of this Warrant Agreement for all purposes and every Warrantholder holding a Warrant theretofore or thereafter delivered hereunder shall be bound thereby.

(d)         In determining whether the Required Warrantholders have concurred in any direction, notice, waiver or consent, Warrants beneficially owned by the Company, any Subsidiary of the Company or any Affiliate of the Company or any Subsidiary of any Affiliate of the Company, shall be considered as though not outstanding; provided that, for the purposes of determining whether the Warrant Agent shall be protected in conclusively relying on any such direction, notice, waiver or consent, only Warrants that a responsible officer of the Warrant Agent knows are so owned shall be so disregarded.

Section 5.3 Rights of Action. All rights of action against the Company in respect of this Warrant Agreement are vested in the Warrantholders, and any Warrantholder, without the consent of the Warrant Agent or any other Warrantholder, may, on such Warrantholder’s own behalf and for such Warrantholder’s own benefit, enforce and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Warrantholder’s right to exercise such Warrantholder’s Warrants in the manner provided in this Warrant Agreement.

Section 5.4 Issuance Obligation Remedies. Nothing in this Warrant Agreement shall limit the right of any Warrantholder to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance or injunctive relief with respect to the Company’s violation of its obligations in its capacity as the Company under this Warrant Agreement, including, without limitation, any failure by the Company to timely issue Common Units upon exercise of such Warrant as required pursuant to the terms hereof.

Section 5.5 No Impairment.

(a)         The Company shall not, by amendment to its certificate of formation or LLC Agreement or through reorganization, transfer of assets, consolidation, division, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants or this Warrant Agreement, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of the Warrantholders under this Warrant Agreement against impairment.

(b)         Without limiting the generality of the foregoing, the Company shall (i) not increase the par value (if any) of any Common Units obtainable upon the exercise of the Warrants and (ii) take all such actions as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Common Units upon the exercise of the Warrants.

Section 5.6 LLC Agreement Provisions Binding Upon Exercise. Each Person that becomes a holder of Common Units issued upon exercise of the Warrants shall automatically become admitted as a Member upon such Person’s receipt of Common Units (whether directly or indirectly) issued upon exercise of the Warrants without the need to execute the LLC Agreement or a joinder thereto, and shall have all of the rights, and be subject to all of the obligations, set forth in the LLC Agreement with respect to Members and as provided under the Delaware LLC Act. Each Person that becomes a Member upon exercise of the Warrants shall be deemed to represent and warrant to the Company that such Person: (A) has received (or otherwise had made available to it), read and understood the LLC Agreement, (B) acknowledges and understands that such Person shall have all the rights, and be subject to all the obligations, set forth in the LLC Agreement with respect to Members and as provided under the Delaware LLC Act, as if such Person had directly executed the LLC Agreement as a party and (C) ratifies and confirms each and every Article, Section and provision of the LLC Agreement. Furthermore, each such Person that becomes a Member upon exercise of the Warrants shall be deemed to represent and warrant to the Company and each other Member the representations and warranties set forth in Section 14.01 of the LLC Agreement.

ARTICLE 6

CONCERNING THE WARRANT AGENT AND OTHER MATTERS

Section 6.1 Change of Warrant Agent.

(a)         The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder (except for liability arising as a result of the Warrant Agent’s own gross negligence, willful misconduct or bad faith) after giving 60 days’ notice in writing to the Company, except that such shorter notice may be given as the Company shall, in writing, accept as sufficient (except that no such notice shall be required if the Company is acting as Warrant Agent and wishes to resign its duties). If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor warrant agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation (or, if the Company was acting as Warrant Agent and resigns, after such resignation) or incapacity by the resigning or incapacitated warrant agent or by the Required Warrantholders, then the Required Warrantholders may appoint a successor warrant agent.

(b)         The Warrant Agent may be removed by the Company at any time upon 30 days’ written notice to the Warrant Agent; provided, however, that the Company shall not remove the Warrant Agent until a successor warrant agent meeting the qualifications hereof shall have been appointed; provided, further, that, until such successor warrant agent has been appointed, the Company shall compensate the Warrant Agent in accordance with Section 6.2.

(c)         Any successor warrant agent (other than a successor warrant agent that is (x) either the successor entity or a U.S. Subsidiary thereof pursuant to Section 4.8, which shall not be subject to the following requirements or (y) the Company or a Subsidiary thereof) shall be a corporation or banking association organized, in good standing and doing business under the Laws of the United States of America or any state thereof or the District of Columbia, and authorized under such Laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such successor warrant agent shall be deemed to be the combined capital and surplus as set forth in the most recent report of its condition published prior to its appointment; provided that such reports are published at least annually pursuant to Law or to the requirements of a federal or state supervising or examining authority. For the avoidance of doubt, the requirements of this Section 6.1(c) shall not apply to Kroll Restructuring Administration LLC d/b/a Kroll Issuer Services (US).

(d)         After acceptance in writing of such appointment by the successor warrant agent, such successor warrant agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor warrant agent with like effect as if originally named as warrant agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor warrant agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor warrant agent all the authority, powers and rights of such predecessor warrant agent hereunder; and upon request of any successor warrant agent, the Company shall make, execute, acknowledge and deliver any and all instruments in writing to more fully and effectually vest in and conform to such successor warrant agent all such authority, powers, rights, immunities, duties and obligations. Upon assumption by a successor warrant agent of the duties and responsibilities hereunder, the predecessor warrant agent shall deliver and transfer, at the expense of the Company, to the successor warrant agent any property at the time held by it hereunder. As soon as practicable after such appointment, the Company shall give notice thereof to the predecessor warrant agent and each transfer agent, if any, for its Common Units. Failure to give such notice, or any defect therein, shall not affect the validity of the appointment of the successor warrant agent.

(e)         Any entity into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust or agency business of the Warrant Agent, shall be the successor warrant agent under this Warrant Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that, if applicable, such entity would be eligible for appointment as a successor warrant agent under Section 6.1(c).

Section 6.2 Compensation; Further Assurances. The Company agrees that, at any time when the Company is not acting as Warrant Agent, it shall (a) pay or reimburse the Warrant Agent upon written demand for all reasonable and documented expenses, disbursements and advances incurred or made by the Warrant Agent in accordance with any of the provisions of this Warrant Agreement (including the reasonable and documented compensation, expenses and disbursements of its counsel incurred in connection with the execution and administration of this Warrant Agreement), except any such expense, disbursement or advance as may arise from its or any of their gross negligence, willful misconduct or bad faith, and (b) perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Warrant Agreement. The Warrant Agent (if other than the Company) agrees to provide the Company with prior written notice of the retention of counsel whose compensation, expenses and disbursements are to be paid or reimbursed by the Company under this Section 6.2.

Section 6.3 Reliance on Counsel. The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the written opinion of such counsel or any advice of legal counsel subsequently confirmed by a written opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such written opinion or advice.

Section 6.4 Proof of Actions Taken.

(a)         Whenever in the performance of its duties under this Warrant Agreement the Warrant Agent (if other than the Company) shall deem it necessary or desirable that any matter be proved or established by the Company prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the good faith of the Warrant Agent, be deemed to be conclusively proved and established by a certificate executed by a duly authorized officer of the Company delivered to the Warrant Agent, and such certificate shall, in the good faith of the Warrant Agent, be relied upon by the Warrant Agent for any action taken, suffered or omitted in good faith by it under the provisions of this Warrant Agreement; provided that in its discretion, the Warrant Agent may in lieu thereof accept other evidence of such fact or matter or may require such further or additional evidence as to it may seem reasonable.

(b)         In addition to, and without limiting, Section 6.4(a), the Company shall deliver to the Warrant Agent (if other than the Company) a certificate executed by a duly authorized officer of the Company, setting forth: (i) any determination of Fair Market Value; (ii) any Black-Scholes Amount; (iii) any Cash Settlement Unit Amount or Cashless Settlement Unit Amount; (iv) any adjustment to the Exercise Price or Warrant Common Unit Number pursuant to Article 4; (v) the occurrence and terms of any deemed exercise pursuant to Section 3.2(f) or Section 3.2(g); and (vi) any settlement instructions related to the foregoing, in each case, prior to the Warrant Agent’s taking any action in reliance thereon. The Warrant Agent shall be entitled to conclusively rely, without independent investigation or verification, on any such certificate and shall have no liability for any action taken or omitted in good faith reliance thereon.

(c)         Notwithstanding anything to the contrary herein, the Warrant Agent shall process any Transfer of Warrants and any exercise of Warrants only upon receipt of the Company’s (or its counsel’s) prior written approval of such Transfer or exercise, as applicable, which approval the Company shall use commercially reasonable efforts to provide promptly. The Company shall retain sole responsibility for determining (i) the eligibility of any proposed Transfer, including compliance with the Securities Act, applicable state or foreign securities Laws, and the LLC Agreement, (ii) the validity of any exercise of Warrants, and (iii) whether any Transfer or exercise would cause the Company to exceed any applicable limit on the number of Holders of Record set forth in Section 2.9(d). The Warrant Agent shall have no responsibility or liability for any determination made, or approval given or withheld, by the Company or its counsel under this Section 6.4, and shall be fully protected in relying on, and acting or refraining from acting in accordance with, any such determination or approval.

Section 6.5 Correctness of Statements. The Warrant Agent, in its capacity as such, shall not be liable for or by reason of any of the statements of fact or recitals contained in this Warrant Agreement (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.

Section 6.6 Validity of Agreement. From time to time, the Warrant Agent, if other than the Company, may apply to any duly authorized officer of the Company for instruction, and the Company shall provide the Warrant Agent with such instructions concerning the services to be provided hereunder. Unless the Company is acting as Warrant Agent, the Warrant Agent shall not be held to have notice of any change of authority of any Person, until receipt of notice thereof from the Company. The Warrant Agent, if other than the Company, shall not be responsible for any breach by the Company of any covenant or condition contained in this Warrant Agreement, nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Units to be issued pursuant to this Warrant Agreement or any Warrants or as to whether any Common Units will, when issued, be validly issued, fully paid and nonassessable. The Warrant Agent, if other than the Company, and its agents and subcontractors for which reasonable care has been exercised in the selection and in the continued employment, shall not be liable and shall be indemnified by the Company for any action taken or omitted by Warrant Agent in reliance in good faith upon any Company instructions except to the extent that the Warrant Agent had actual knowledge of facts and circumstances that would render such reliance unreasonable.

Section 6.7 Use of Agents. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, provided that the Warrant Agent shall remain responsible for the activities or omissions of any such agent or attorney and reasonable care has been exercised in the selection and in the continued employment of such attorney or agent.

Section 6.8 Liability of Warrant Agent. The Warrant Agent, in its capacity as such, shall incur no liability or responsibility to the Company or to any Warrantholder for any action taken or not taken (a) in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent and presented by the proper party or parties or (b) in relation to its services under this Warrant Agreement, unless such liability arises out of or is attributable to the Warrant Agent’s gross negligence, willful misconduct or bad faith (as determined by a court of competent jurisdiction in a final, non-appealable judgment). The Company, unless the Company is acting as Warrant Agent, agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted in good faith by the Warrant Agent in the execution of this Warrant Agreement or otherwise arising in connection with this Warrant Agreement, except as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith (as determined by a court of competent jurisdiction in a final non-appealable judgment). The Warrant Agent shall be liable hereunder only for its gross negligence, fraud, willful misconduct or bad faith (as determined by a court of competent jurisdiction in a final non-appealable judgment), for which the Warrant Agent is not entitled to indemnification under this Warrant Agreement. For the avoidance of doubt, this Section 6.8 does not apply to tax matters, except that the Warrant Agent shall retain the liability protections, indemnity, and reliance rights set forth in this Section 6.8 and Section 6.2 with respect to the Warrant Agent’s actions under Section 3.13, including collecting and forwarding tax forms, holding processing of any exercise, Transfer, or settlement in abeyance pending receipt of Company forms or instructions, and acting solely upon and in accordance with the Company’s written instructions.

Section 6.9 Legal Proceedings. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company (if the Company is not acting as Warrant Agent at such time) or any Warrantholder shall furnish the Warrant Agent with reasonable indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. The Warrant Agent shall promptly notify the Company (if the Company is not acting as Warrant Agent) and each Warrantholder in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Warrant Agreement.

Section 6.10 Actions as Agent.

(a)         The Warrant Agent shall act hereunder solely as agent (or, in the event that the Company acts as Warrant Agent hereunder, as principal for the purposes of administering the provisions hereof on the Company’s behalf) and not in a ministerial or fiduciary capacity, and its duties shall be determined solely by the provisions hereof. The duties and obligations of the Warrant Agent shall be determined solely by the express provisions of the Warrant Agreement or of the Warrant Certificates or Warrant Statements, as applicable, and the Warrant Agent (in its capacity as such) shall not be liable except for the performance of such duties and obligations as are specifically set forth in the Warrant Agreement or in the Warrant Certificates or Warrant Statements, as applicable. No implied covenants or obligations shall be read into the Warrant Agreement against the Warrant Agent. The Warrant Agent (in its capacity as such) shall not be liable for anything that it may do or refrain from doing in good faith in connection with this Warrant Agreement except for its own gross negligence, willful misconduct or bad faith.

(b)         The Warrant Agent (in its capacity as such) shall not, by countersigning Warrant Certificates, issuing Warrant Statements or by any other act hereunder, be deemed to make any representations as to validity or authorization of the Warrants or the Warrant Certificates (except as to its countersignature thereon) or Warrant Statements, as applicable. The Warrant Agent (in its capacity as such) shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any Common Units or certificates or other securities or property upon the exercise of any Warrant or upon any adjustment pursuant to Article 4 hereof or to comply with any of the covenants of the Company contained in Article 4 hereof.

(c)         The Warrant Agent (in its capacity as such) shall not (i) be liable for any recital or statement of fact contained herein, in the Warrant Statements or in the Warrant Certificates or for any action taken, suffered or omitted by it in good faith on the belief that any Warrant Certificate, any Warrant Statement or any other documents or any signatures are genuine or properly authorized, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Warrant Agreement, in the Warrant Statements or in the Warrant Certificates or (iii) be liable for any act or omission in connection with this Warrant Agreement except for its own gross negligence, bad faith or willful misconduct.

(d)         The Warrant Agent, if other than the Company, is hereby authorized to accept and protected in accepting instructions with respect to the performance of its duties hereunder by Company Order and to apply to any such officer named in such Company Order for instructions (which instructions shall be promptly given in writing when requested), and the Warrant Agent shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with the instructions in any Company Order.

Section 6.11 Appointment and Acceptance of Agency. The Company hereby appoints the Warrant Agent to act as agent for the Company (or, in the event that the Company is serving as the Warrant Agent, to act in such role as principal for the purposes of administering the provisions hereof on the Company’s behalf) in accordance with the instructions set forth in this Warrant Agreement, and the Warrant Agent hereby accepts the appointment established by this Warrant Agreement and agrees to perform the same upon the terms and conditions set forth in this Warrant Agreement, in the Warrant Statements and in the Warrant Certificates or as the Company and the Warrant Agent may hereafter agree, by all of which the Company and the Warrantholders, by their acceptance thereof, shall be bound; provided, however, that the terms and conditions contained in the Warrant Statements and in the Warrant Certificates are subject to and governed by this Warrant Agreement or any other terms and conditions hereafter agreed to by the Company and the Warrant Agent.

Section 6.12 Appointment of Countersigning Agent.

(a)         The Warrant Agent may appoint a Countersigning Agent or Agents which shall be authorized to act on behalf of the Warrant Agent to countersign Warrant Certificates issued upon original issue and upon exchange, registration of transfer or pursuant to Section 2.5, and Warrant Certificates so countersigned shall be entitled to the benefits of this Warrant Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. Wherever reference is made in this Warrant Agreement to the countersignature and delivery of Warrant Certificates by the Warrant Agent or to Warrant Certificates countersigned by the Warrant Agent, such reference shall be deemed to include countersignature and delivery on behalf of the Warrant Agent by a Countersigning Agent and Warrant Certificates countersigned by a Countersigning Agent. Each Countersigning Agent shall be acceptable to the Company and shall at the time of appointment be a corporation doing business under the Laws of the United States of America or any State thereof in good standing, authorized under such Laws to act as Countersigning Agent, and having a combined capital and surplus of not less than $25,000,000. The combined capital and surplus of any such new Countersigning Agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such Countersigning Agent prior to its appointment; provided, however, such reports are published at least annually pursuant to Law or to the requirements of a Federal or state supervising or examining authority.

(b)            Any corporation into which a Countersigning Agent may be merged or any corporation resulting from any consolidation to which such Countersigning Agent shall be a party, shall be a successor Countersigning Agent without any further act; provided, that, such corporation would be eligible for appointment as a new Countersigning Agent under the provisions of Section 6.12(a), without the execution or filing of any paper or any further act on the part of the Warrant Agent or the Countersigning Agent. Any such successor Countersigning Agent shall promptly cause notice of its succession as Countersigning Agent to be given in accordance with Section 6.14 to each Warrantholder of a Warrant Certificate at such Warrantholder’s last address as shown on the Warrant Register.

(c)            A Countersigning Agent may resign at any time by giving 30 days’ prior written notice thereof to the Warrant Agent and to the Company. The Warrant Agent may at any time terminate the agency of a Countersigning Agent by giving 30 days’ prior written notice thereof to such Countersigning Agent and to the Company.

(d)            The Warrant Agent agrees to pay to each Countersigning Agent from time to time reasonable compensation for its services under this Section 6.12 and the Warrant Agent shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.2.

(e)            Any Countersigning Agent shall have the same rights and immunities as those of the Warrant Agent set forth in Section 6.8 and Section 6.10.

Section 6.13 Successors and Assigns. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder. The Warrant Agent may assign this Warrant Agreement or any rights and obligations hereunder, in whole or in part, to an Affiliate thereof with the prior consent of the Company; provided, however, that, except in the case of a successor Warrant Agent that is (x) either the successor entity or a Subsidiary thereof pursuant to Section 4.8 or (y) the Company or a Subsidiary thereof, such entity would be eligible for appointment as a successor warrant agent under Section 6.1(c), provided, further that the Warrant Agent may make such an assignment without consent of the Company to any successor to the Warrant Agent by consolidation, merger or transfer of its assets.

Section 6.14 Notices. Any notice or demand authorized by this Warrant Agreement to be given or made to the Company shall be sufficiently given or made if sent by mail first-class, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) or electronic mail, as follows:

Inotiv Parent, LLC

2701 Kent Avenue,

West Lafayette, IN 47906

Attn:   President

Email:  bleasure@inotivco.com

Any notice or demand authorized by this Warrant Agreement to be given or made to the Warrant Agent shall be sufficiently given or made if sent by mail first-class, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) or electronic mail, as follows:

1 World Trade Center, 31st Floor

New York, NY 10007

Attn:      Legal Department

Tel:         212-257-5450

E-mail:    Legal@kbs.kroll.com

Any notice or demand authorized by this Warrant Agreement to be given or made to any Warrantholder shall be sufficiently given or made if sent by first-class mail, postage prepaid or electronic mail to the last address of the Warrantholder as it shall appear on the Warrant Register, with a copy (which shall not constitute notice) to its counsel listed on such Warrant Register (if any).

Notwithstanding anything to the contrary in this Warrant Agreement, the Company, the Warrant Agent and each Warrantholder (by its acceptance of any Warrants issued hereunder) agree that: (a) Warrant Statements, Exercise Notices, Joinders, notices, and any other communication, instruction or document required or permitted to be delivered under this Warrant Agreement may be delivered, executed and transmitted electronically, including via the Warrant Agent’s online portal (the “Portal”), electronic mail, or electronic signature (including on a “click-through” or similar basis); (b) any Exercise Notice, Joinder or other instruction submitted through the Portal, together with any related e-signature or click-through acceptance, shall be deemed to have been duly executed and delivered by, and to be the valid act of, the Warrantholder submitting the same, to the same extent as if such document had been executed and delivered in original form; (c) the Warrant Agent’s electronic records of Portal activity, including audit logs, timestamps and confirmations of submission, access or receipt, shall constitute conclusive evidence, absent manifest error, of the delivery, receipt and content of any notice, Exercise Notice, Joinder or other communication or action taken through the Portal; and (d) notices delivered by the Company, the Warrant Agent or any Warrantholder via electronic mail to the address on file in the Warrant Register (or, in the case of the Company or the Warrant Agent, to the address specified in this Section 6.14) shall be deemed sufficiently given or made under this Warrant Agreement.

Section 6.15 Applicable Law; Jurisdiction. The validity, interpretation and performance of this Warrant Agreement, the Warrant Statements and the Warrant Certificates evidencing the Warrants shall be governed in accordance with the Laws of the State of New York, without giving effect to the principles of conflicts of Laws thereof that would result in the application of Law of another jurisdiction. The parties hereto irrevocably consent to the exclusive jurisdiction of the courts of the State of New York and any federal court located in such state in connection with any action, suit or proceeding arising out of or relating to this Warrant Agreement, the Warrant Statements or the Warrant Certificates issued hereunder. Each party agrees to commence any such suit, action or proceeding in such court. Each party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any suit, action or proceeding with respect to this Warrant Agreement, the Warrant Statements or the Warrant Certificates issued hereunder, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 6.15, that its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable Law, that the suit, action or proceeding in any such court is brought in an inconvenient forum, or that this Warrant Agreement, the Warrant Statements or the Warrant Certificates issued hereunder, or the subject matter hereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable Law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. Each party irrevocably consents to the service of process out of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered mail, postage prepaid, to such party at its mailing address determined in accordance with this Warrant Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail. Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law.

Section 6.16 Waiver of Jury Trial. EACH OF THE COMPANY AND THE WARRANT AGENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS WARRANT AGREEMENT, A WARRANT STATEMENT OR A WARRANT CERTIFICATE EVIDENCING A WARRANT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PERSON HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PERSON MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS WARRANT AGREEMENT, A WARRANT STATEMENT OR A WARRANT CERTIFICATE EVIDENCING A WARRANT. EACH OF THE COMPANY AND THE WARRANT AGENT CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) SUCH PERSON UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) SUCH PERSON MAKES THIS WAIVER VOLUNTARILY, AND (d) SUCH PERSON HAS BEEN INDUCED TO ENTER INTO THIS WARRANT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 6.17 Specific Performance. Each of the Company and the Warrant Agent (if other than the Company) acknowledges that a breach by such party of any of its obligations under this Warrant Agreement would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to seek equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

Section 6.18 Benefit of this Warrant Agreement. Nothing in this Warrant Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any Person other than the parties hereto and the Warrantholders any right, remedy or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Warrant Agreement contained shall be for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns and the Warrantholders; provided that the ROFR Members (as defined in the LLC Agreement) are third-party beneficiaries hereunder solely for purposes of Section 2.9(c). Each Warrantholder, by acceptance of a Warrant Certificate or a Warrant Statement, agrees to all of the terms and provisions of this Warrant Agreement applicable thereto.

Section 6.19 Registered Warrantholder. Every Warrantholder, by accepting a Warrant Certificate or a Warrant Statement, consents and agrees with the Company, with the Warrant Agent and with every subsequent holder of such Warrant that, prior to due presentment for registration of transfer, the Company and the Warrant Agent may deem and treat the Person in whose name any Warrants are registered in the Warrant Register as the absolute owner thereof and of the Warrants evidenced thereby for all purposes whatsoever (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary or be bound to recognize any equitable or other claim to or interest in any Warrants on the part of any other Person and shall not be liable for any registration of transfer of Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer or with such knowledge of such facts that its participation therein amounts to bad faith.

Section 6.20 Headings. The Article and Section headings herein are for convenience only and are not a part of this Warrant Agreement and shall not affect the interpretation thereof.

Section 6.21 Counterparts. This Warrant Agreement may be executed in any number of counterparts on separate counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. A signed copy of this Warrant Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant Agreement.

Section 6.22 Entire Agreement. This Warrant Agreement constitutes the entire agreement of the Company, the Warrant Agent and the Warrantholders with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Company, the Warrant Agent and the Warrantholders with respect to the subject matter hereof.

Section 6.23 Severability. Wherever possible, each provision of this Warrant Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Warrant Agreement shall be prohibited by or invalid under applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant Agreement.

Section 6.24 Termination. This Warrant Agreement shall terminate at the earlier to occur of (i) the Expiration Time (or, if later, close of business on the last date on which all Warrants exercised prior to the Expiration Time have been settled) and (ii) close of business on the date on which all outstanding Warrants have been exercised and settled. All provisions regarding indemnification, warranty, liability and limits thereon shall survive the termination or expiration of this Warrant Agreement.

Section 6.25 Confidentiality. The Warrant Agent and the Company agree that personal, non-public Warrantholder information which is exchanged or received pursuant to the negotiation or the carrying out of this Warrant Agreement shall remain confidential, and shall not be voluntarily disclosed to any other Person, except disclosures pursuant to bankruptcy proceedings, applicable securities Laws or otherwise as may be required by Law, including, without limitation, pursuant to subpoenas from state or federal government authorities.

Section 6.26 Representations and Warranties of the Company. As of the date hereof, the Company hereby represents and warrants to the Warrantholders that (i) it has the power and authority to execute this Warrant Agreement and consummate the transactions contemplated by this Warrant Agreement, (ii) there are no statutory or contractual members’ preemptive rights or rights of refusal with respect to the issuance of any Warrants or Common Units issuable upon exercise thereof and (iii) the execution and delivery by the Company of this Warrant Agreement and the issuance of the Common Units upon exercise of any Warrant do not and shall not (A) conflict with or result in a breach of the terms, conditions or provisions of, (B) constitute a default under, (C) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s limited liability company interests or assets pursuant to, (D) result in a violation of or (E) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the Company’s certificate of formation or LLC Agreement or any Law in effect as of the date hereof to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company is subject as of the date hereof, except for any such authorization, consent, approval, notice or exemption required under applicable securities Laws, except, in the case of clause (iii) other than in respect of the Company’s certificate of formation or LLC Agreement, where such occurrences would not reasonably be expected, individually or in the aggregate, to result in the inability of the Company to consummate the transactions contemplated by this Warrant Agreement or perform its obligations hereunder.

Section 6.27 Representations and Warranties of the Warrantholders. Each Warrantholder, by accepting a Warrant Certificate or a Warrant Statement, represents and warrants to the Company that (i) it has received (or otherwise had made available to it), read and understands the LLC Agreement and (ii) it agrees to be bound by the terms of this Warrant Agreement and, upon exercise of its Warrants hereunder for Common Units, the LLC Agreement.

Section 6.28 Ownership Statements. The Company shall be entitled to request from time to time as is reasonably necessary that any Warrantholder (or applicable group of Warrantholders, as the case may be) provide to the Company reasonably satisfactory evidence of its then-present ownership of Warrants and Common Units in order to verify the applicability of the rights, obligations or eligibility of such Warrantholder or Warrantholders under this Warrant Agreement. The information provided under this Section 6.28 shall be treated by the Company, including each member of the Board, as strictly confidential, and such holdings information shall not be shared with any other Warrantholder or any Member unless consented to in writing by such Warrantholder.

[signature pages follow]

IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties hereto as of the day and year first above written.

INOTIV PARENT, LLC

By:	/s/ Beth A. Taylor
Name: Beth A. Taylor
Title: Executive Vice President and Chief Financial Officer

[Signature page to Warrant Agreement]

KROLL RESTRUCTURING ADMINISTRATION LLC D/B/A KROLL ISSUER SERVICES (US), acting as Warrant Agent

By:	/s/ Christina Pullo
Name: Christina Pullo
Title: Managing Director

[Kroll Signature Page to Warrant Agreement]

Exhibit A

[Face of Warrant Certificate]1

INOTIV PARENT, LLC

WARRANT CERTIFICATE

EVIDENCING

WARRANTS TO ACQUIRE COMMON UNITS

[FACE]

No. [     ]

1 To be removed in the versions of the Warrant Certificates printed in multiple copies for use by the Warrant Agent in preparing Warrant Certificates for issuance and delivery from time to time to holders.

No. [ ]	[insert number of warrants] Warrants

THIS CERTIFIES THAT, for value received, [                                     ], or registered assigns, is the registered owner of the number of Warrants to Acquire Common Units of Inotiv Parent, LLC, a Delaware limited liability company (the “Company,” which term includes any successor thereto under the Warrant Agreement) specified above, and is entitled, subject to and upon compliance with the provisions hereof and of the Warrant Agreement, at such Warrantholder’s option, at any time when the Warrants evidenced hereby are exercisable, to acquire from the Company a number of Common Units of the Company calculated in accordance with Article 3 of the Warrant Agreement for each Warrant evidenced hereby, at an exercise price of $40.20 per Common Unit (as adjusted from time to time, the “Exercise Price”), the number of Common Units into which and the Exercise Price at which each Warrant shall be exercisable each being subject to adjustment as provided in Article 4 of the Warrant Agreement.

All Common Units issuable by the Company upon the exercise of Warrants shall, upon such issuance, be duly and validly issued and fully paid and nonassessable.

Each Person that becomes a holder of Common Units issued upon exercise of the Warrants shall automatically become admitted as a Member upon such Person’s receipt of Common Units (whether directly or indirectly) issued upon exercise of the Warrants without the need to execute the LLC Agreement or a joinder thereto, and shall have all of the rights, and be subject to all of the obligations, set forth in the LLC Agreement with respect to Members and as provided under the Delaware LLC Act. Each Person that becomes a Member upon exercise of the Warrants shall be deemed to represent and warrant to the Company that such Person: (A) has received (or otherwise had made available to it), read and understood the LLC Agreement, (B) acknowledges and understands that such Person shall have all the rights, and be subject to all the obligations, set forth in the LLC Agreement with respect to Members and as provided under the Delaware LLC Act, as if such Person had directly executed the LLC Agreement as a party and (C) ratifies and confirms each and every Article, Section and provision of the LLC Agreement. Furthermore, each such Person that becomes a Member upon exercise of the Warrants shall be deemed to represent and warrant to the Company and each other Member the representations and warranties set forth in Section 14.01 of the LLC Agreement.

Each Warrant evidenced hereby may be exercised by the Warrantholder hereof on any Business Day from and after the Closing Date until the Expiration Time (as defined on the reverse hereof).

Subject to the provisions hereof and of the Warrant Agreement, the Warrantholder of this Warrant Certificate may exercise all or any whole number of the Warrants evidenced hereby by surrendering to the Warrant Agent this Warrant Certificate at the Corporate Agency Office and delivering to the Warrant Agent a duly completed and executed Exercise Notice, together with a duly completed and executed Joinder (if applicable) and payment in full to the Company of those applicable taxes and charges required to be paid by the Warrantholder, if any, pursuant to the Warrant Agreement. If Cash Settlement applies to such exercise, the Warrantholder must pay to the Company the applicable Exercise Price for each Common Unit receivable upon such exercise.

The Warrants may only be transferred in accordance with Section 2.9 of the Warrant Agreement.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless this Warrant Certificate has been countersigned by the Warrant Agent by manual or facsimile signature of an authorized officer on behalf of the Warrant Agent, this Warrant Certificate shall not be valid for any purpose and no Warrant evidenced hereby shall be exercisable.

[signature pages follow]

IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed.

Dated: [insert date]

Inotiv Parent, LLC

By:
Name:
Title:

Countersigned:

Kroll Restructuring Administration LLC d/b/a Kroll Issuer Services (US), as Warrant Agent		Kroll Restructuring Administration LLC d/b/a Kroll Issuer Services (US), as Warrant Agent

OR

By:		By:
Authorized Agent			Authorized Officer

By:
as Countersigning Agent

[Reverse of Warrant Certificate]

INOTIV PARENT, LLC

WARRANT CERTIFICATE

EVIDENCING

WARRANTS TO ACQUIRE COMMON UNITS

The Warrants evidenced hereby are one of a duly authorized issue of Warrants of the Company designated as its Warrants to Acquire Common Units, limited in aggregate number to 630,337 initially issued under and in accordance with the Warrant Agreement, dated as of July 19, 2026 (the “Warrant Agreement”), between the Company and Kroll Restructuring Administration LLC d/b/a Kroll Issuer Services (US), as warrant agent (the “Warrant Agent,” which term includes any successor thereto permitted under the Warrant Agreement), to which the Warrant Agreement and all amendments thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Warrant Agent, the Warrantholders of Warrant Certificates and the owners of the Warrants evidenced thereby and of the terms upon which the Warrant Certificates are, and are to be, countersigned and delivered. A copy of the Warrant Agreement shall be available at all reasonable times at the office of the Warrant Agent for inspection by the Warrantholder hereof.

Except as provided in the Warrant Agreement, each outstanding Warrant shall expire and all rights of the Warrantholders of Warrant Certificates evidencing each such Warrant shall terminate and cease to exist, as of the earlier of (the “Expiration Time”) (i) 5:00 p.m., New York City time, on July 19, 2030 and (ii) the date of consummation of any Liquidity Event (other than a Black-Scholes Liquidity Event for which the Warrantholder has made the election in the proviso to Section 3.2(f) of the Warrant Agreement).

If fewer than all the Warrants represented by a Warrant Certificate are exercised, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and class and for the number of Warrants which were not exercised shall be executed by the Company upon the written order of the Warrantholder of this Warrant Certificate upon the cancellation hereof.

The Warrant Certificates are issuable only in registered form in denominations of whole numbers of Warrants. Upon surrender at the office of the Warrant Agent and payment of the charges specified herein and in the Warrant Agreement, this Warrant Certificate may be exchanged for Warrant Certificates in other authorized denominations or the transfer hereof may be registered in whole or in part in authorized denominations to one or more designated transferees in a Transfer permitted under the Warrant Agreement; provided, however, that such other Warrant Certificates issued upon exchange or registration of transfer shall evidence the same aggregate number and class of Warrants as this Warrant Certificate. The Company shall cause to be kept at the office of the Warrant Agent the Warrant Register in which, subject to such reasonable regulations as the Warrant Agent may prescribe and such regulations as may be prescribed by Law, the Company shall provide for the registration of Warrant Certificates and of transfers or exchanges of Warrant Certificates. Issuance of the Warrant Certificates evidencing Warrants and issuance of Common Units upon the exercise of the Warrants shall be made without charge for any documentary, stamp or similar issue or transfer tax or other incidental expense in respect of the issuance thereof, all of which taxes and expenses shall be paid by the Company; provided, however, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of Warrant Certificates evidencing such Warrants or Common Units in book-entry form or any certificates for Common Units or payment of cash or other property in a name or to any Person other than the Warrantholder of the Warrant Certificate surrendered upon exercise or transfer, and the Company shall not be required to issue or deliver Warrant Certificates or Common Units in book-entry form or any certificates for Common Units or payment of cash or other property, as applicable, unless and until the Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have reasonably determined that such tax has been paid.

Prior to due presentment of this Warrant Certificate for registration of transfer, the Company, the Warrant Agent and any agent of the Company or the Warrant Agent may treat the Person in whose name this Warrant Certificate is registered as the owner hereof for all purposes, and neither the Company, the Warrant Agent nor any such agent shall be affected by notice to the contrary.

The Warrant Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Warrantholders of Warrant Certificates under the Warrant Agreement at any time by the Company and the Warrant Agent with the consent of the Required Warrantholders.

Nothing contained in the Warrant Agreement or this Warrant Certificate shall be construed as conferring upon any Person, by virtue in and of itself of holding a Warrant Certificate evidencing any Warrant or having a beneficial interest in a Warrant, the right to vote, receive any dividend or other distribution, receive notice of, or attend, any meeting of members or otherwise exercise any rights whatsoever, in each case, as a member of the Company to the extent such vote, distribution, giving of notice, meeting or other exercise of rights (or, if applicable, the relevant Record Date therefor) precedes the close of business on the Exercise Date with respect to the exercise of such Warrant. No Warrantholder shall have any right not expressly conferred hereunder or under, or by applicable Law with respect to, the Warrant Certificate held by such Warrantholder. Notwithstanding the foregoing, each Warrantholder that held any Warrants as of the Closing Date shall be entitled to receive any and all reports or other information to the extent provided to the Members pursuant to Section 6.08 of the LLC Agreement (and subject to the limitations therein) at the same time as such reports or other information are provided to the Members and each such Warrantholder (by its acceptance of any Warrants issued under the Warrant Agreement) agrees to be bound by the provisions set forth in Section 6.07 of the LLC Agreement as if such provisions were set forth in the Warrant Agreement and as if each reference in such section to a “Member” were a reference to such Warrantholder.

This Warrant Certificate, each Warrant evidenced thereby and the Warrant Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to the principles of conflicts of Laws thereof that would result in the application of Law of another jurisdiction.

All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement. In the event of any conflict between this Warrant Certificate and the Warrant Agreement, the Warrant Agreement shall control.

Assignment

(Form of Assignment To Be Executed If Warrantholder Desires To Transfer Warrant Certificate)

FOR VALUE RECEIVED                                                                    hereby sells, assigns and transfers unto

Please insert social security number,
Taxpayer Identification Number or
other identifying number

(Please print name and address including zip code)

                                                 Warrants represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint                                      Attorney, to transfer said Warrant Certificate on the books of the within-named Company with full power of substitution in the premises.

Dated:	Signature

(Signature must conform in all respects to name of Warrantholder as specified on the face of this Warrant Certificate and must bear a signature guarantee by a bank, trust company or member firm of a U.S. national securities exchange.)

Notwithstanding the foregoing, if this Assignment is submitted through the Portal in accordance with Section 6.14 of the Warrant Agreement, no signature guarantee shall be required and this Assignment need not be delivered in original paper form.

Exhibit B

FORM OF EXERCISE NOTICE

Inotiv Parent, LLC

2701 Kent Avenue,

West Lafayette, IN 47906

Attn:     President

Email:    bleasure@inotivco.com

Re:	Warrant Agreement dated as of July 19, 2026 between Inotiv Parent, LLC (the “Company”) and Kroll Restructuring Administration LLC d/b/a Kroll Issuer Services (US), as Warrant Agent (as it may be supplemented or amended, the “Warrant Agreement”)

The undersigned hereby irrevocably elects to exercise                  Warrants. If this exercise is being made during a Cashless Settlement Election Period, please check below if you elect for Cashless Settlement to apply to this exercise:

☐	The undersigned elects Cashless Settlement.

If neither the undersigned nor the Company elects for Cashless Settlement to apply to this exercise of Warrants, the undersigned shall tender payment of the aggregate Exercise Price pursuant to Section 3.2(i) of the Warrant Agreement in accordance with instructions received from the Company or the Warrant Agent.

Please check below if this exercise is contingent upon one or more governmental filings being made and/or one or more governmental approvals being obtained in accordance with Section 3.2(h) of the Warrant Agreement.

☐ This exercise is being made contingent upon one or more governmental filings being made and/or one or more governmental approvals being obtained prior to or in connection with the receipt by the Exercising Owner of Common Units upon the exercise of a Warrant. Such governmental filing(s) and/or approval(s) are as follows: [                      ]. If any such governmental filing is not made, or any such governmental approval is not obtained, as applicable, then this exercise shall be deemed revoked.

THIS EXERCISE NOTICE MUST BE DELIVERED TO THE WARRANT AGENT PRIOR TO THE EXPIRATION TIME. THE WARRANT AGENT SHALL NOTIFY YOU OF THE ADDRESS AND PHONE NUMBER WHERE YOU CAN CONTACT THE WARRANT AGENT AND TO WHICH WARRANT EXERCISE NOTICES ARE TO BE SUBMITTED.

All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Warrant Agreement.

[signature page(s) to follow]

B-1

Dated:	Name:
(Please Print)
Address:
(Insert Social Security or Other
Identifying Number of Warrantholder)
Signature

(Signature must conform in all respects to name of Warrantholder as specified on the face of the Warrant Certificate or on the Warrant Statement, as applicable, and must bear a signature guarantee by a bank, trust company or member firm of a U.S. national securities exchange.)

Notwithstanding the foregoing, if this Exercise Notice is submitted through the Portal in accordance with Section 6.14 of the Warrant Agreement, no signature guarantee shall be required and this Exercise Notice need not be delivered in original paper form.

Signature Guaranteed:

Instructions (i) as to denominations and names of Common Units issuable upon exercise and as to delivery of such securities and any other property issuable upon exercise and (ii) if applicable, as to unexercised Warrants:

B-2

Exhibit C

Warrant Summary

NUMBER OF WARRANTS: The Warrants are one of a duly authorized issue of Warrants of the Company designated as its Warrants to Acquire Common Units, limited in aggregate number to 630,337 initially issued under and in accordance with the Warrant Agreement relating to Warrants, dated as of July 19, 2026 (the “Warrant Agreement”), between the Company and Kroll Restructuring Administration LLC d/b/a Kroll Issuer Services (US), as warrant agent (the “Warrant Agent,” which term includes any successor thereto permitted under the Warrant Agreement). Each Warrant is exercisable for one Common Unit of the Company (subject to adjustment as provided in Article 4 of the Warrant Agreement) at the Exercise Price, subject to the Cashless Settlement provisions set forth in the Warrant Agreement.

EXERCISE PRICE: $40.20 per unit (subject to adjustment as provided in Article 4 of the Warrant Agreement).

FORM OF SETTLEMENT: Section 3.4 of the Warrant Agreement shall govern the method of settlement for the exercise of any Warrant.

DATES OF EXERCISE: Each Warrant may be exercised by the Warrantholder at the Exercise Price then in effect on any Business Day from and after the Closing Date until the Expiration Time.

EXPIRATION TIME: The earlier of (i) 5:00 p.m., New York City time, on July 19, 2030 and (ii) the date of consummation of any Liquidity Event (other than a Black-Scholes Liquidity Event for which the Warrantholder has made the election in the proviso to Section 3.2(f) of the Warrant Agreement).

AUTHORIZED DENOMINATIONS: Warrants are issuable, transferable, exchangeable and substitutable only in denominations of whole numbers of Warrants.

WARRANTHOLDER NOT A UNITHOLDER: Nothing contained in the Warrant Agreement or this Warrant Summary shall be construed as conferring upon any Person, by virtue in and of itself of holding a Warrant or having a beneficial interest in a Warrant, the right to vote, receive any dividend or other distribution, receive notice of, or attend, any meeting of members or otherwise exercise any rights whatsoever, in each case, as a member of the Company to the extent such vote, distribution, giving of notice, meeting or other exercise of rights (or, if applicable, the relevant Record Date therefor) precedes the close of business on the Exercise Date with respect to the exercise of such Warrant. Notwithstanding the foregoing, each Warrantholder that held any Warrants as of the Closing Date shall be entitled to receive any and all reports or other information to the extent provided to the Members pursuant to Section 6.08 of the LLC Agreement (and subject to the limitations therein) at the same time as such reports or other information are provided to the Members and each such Warrantholder (by its acceptance of any Warrants issued under the Warrant Agreement) agrees to be bound by the provisions set forth in Section 6.07 of the LLC Agreement as if such provisions were set forth in the Warrant Agreement and as if each reference in such section to a “Member” were a reference to such Warrantholder.

LLC AGREEMENT BINDING UPON EXERCISE: Each Person that becomes a holder of Common Units issued upon exercise of the Warrants shall automatically become admitted as a Member upon such Person’s receipt of Common Units (whether directly or indirectly) issued upon exercise of the Warrants without the need to execute the LLC Agreement or a joinder thereto, and shall have all of the rights, and be subject to all of the obligations, set forth in the LLC Agreement with respect to Members and as provided under the Delaware LLC Act. Each Person that becomes a Member upon exercise of the Warrants shall be deemed to represent and warrant to the Company that such Person: (A) has received (or otherwise had made available to it), read and understood the LLC Agreement, (B) acknowledges and understands that such Person shall have all the rights, and be subject to all the obligations, set forth in the LLC Agreement with respect to Members and as provided under the Delaware LLC Act, as if such Person had directly executed the LLC Agreement as a party and (C) ratifies and confirms each and every Article, Section and provision of the LLC Agreement. Furthermore, each such Person that becomes a Member upon exercise of the Warrants shall be deemed to represent and warrant to the Company and each other Member the representations and warranties set forth in Section 14.01 of the LLC Agreement.

MISCELLANEOUS:

All Common Units issuable by the Company upon the exercise of Warrants shall, upon such issuance, be duly and validly issued and fully paid and nonassessable.

The Warrants may only be transferred in accordance with Section 2.9 of the Warrant Agreement.

All terms used in this Warrant Summary which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement. In the event of any conflict between this Warrant Summary and the Warrant Agreement, the Warrant Agreement shall control.

A copy of the Warrant Agreement shall be available at all reasonable times at the office of the Warrant Agent for inspection by the Warrantholder hereof.

Annex I to Warrant Summary

Form of Assignment for Direct Registration Warrants

(Form of Assignment To Be Executed If Warrantholder Desires To Transfer Direct Registration Warrant)

FOR VALUE RECEIVED                                                                    hereby sells, assigns and transfers unto

Please insert social security number,
Taxpayer Identification Number or
other identifying number

(Please print name and address including zip code)

                                                 Warrants and does hereby irrevocably constitute and appoint                                      Attorney, to transfer said Warrants on the books of the within-named Company with full power of substitution in the premises.

Dated:	Signature

(Signature must conform in all respects to name of Warrantholder as specified on the Warrant Statement and must bear a signature guarantee by a bank, trust company or member firm of a U.S. national securities exchange.)

Notwithstanding the foregoing, if this Assignment is submitted through the Portal in accordance with Section 6.14 of the Warrant Agreement, no signature guarantee shall be required and this Assignment need not be delivered in original paper form.

Exhibit D

FORM OF JOINDER AGREEMENT

WHEREAS, simultaneously with the execution of this Agreement, the undersigned is acquiring                             of Common Units (the “Units”) of Inotiv Parent, LLC (the “Company”); and

WHEREAS, as a condition to the acquisition of the Membership Interests, the undersigned has agreed to join in that certain Amended and Restated Limited Liability Company Agreement, dated as of July 19, 2026 (as such agreement may be amended from time to time, the “LLC Agreement”), among the Company and the Members (as such term is defined in the LLC Agreement) party thereto; and

WHEREAS, the undersigned understands that the execution of this Agreement is a condition precedent to the acquisition of the Units.

NOW, THEREFORE, as an inducement to both the transferor of Units and the other Members to allow the Transfer (as such term is defined in the LLC Agreement) of Units to the undersigned, the undersigned hereby acknowledges and agrees that:

A.	it hereby joins in the LLC Agreement and agrees to be bound by the terms and provisions of the LLC Agreement as a Member; and

B.	unless otherwise specified by the undersigned in a notice delivered by the undersigned in accordance with Section 14.04 of the LLC Agreement, any notice required or permitted to be delivered to the undersigned shall be properly delivered if delivered to:

Email Address:

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement this             day of                             , 20        .

[ENTITY NAME]

Name:
Title:

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Exhibit E

Exercise Procedures

The following sets forth the procedures for the exercise of Warrants pursuant to Article 3 of the Warrant Agreement, subject in all respects to the provisions of Article 3 thereof.

1.	Portal Submission. The Warrantholder submits a duly completed and executed Exercise Notice through the Portal (or, if the Portal is unavailable, by delivery to the Warrant Agent in accordance with Section 6.14 of the Warrant Agreement) and, in the case of Warrants evidenced by a Warrant Certificate, the Warrantholder surrenders the Warrant Certificate to the Warrant Agent at the Corporate Agency Office.

2.	Payment of Exercise Price. If Cash Settlement applies, the Warrantholder pays the aggregate Exercise Price by wire transfer of immediately available funds to the account designated by the Company pursuant to Section 3.2(i) of the Warrant Agreement.

3.	Payment of Warrant Agent Fee. The Warrantholder pays any applicable administrative, processing, or platform fee payable in connection with the transfer or exercise of Warrants, as applicable, under the separate fee schedule or engagement letter referenced in Section 2.5(h) of the Warrant Agreement.

4.	Payment of Taxes. The Warrantholder pays any applicable taxes and charges required to be paid by the Warrantholder pursuant to Section 3.11 and Section 3.13 of the Warrant Agreement by wire transfer of immediately available funds to the account designated by the Company pursuant to Section 3.2(a)(ii) of the Warrant Agreement.

5.	Delivery of Tax Forms. The Warrantholder delivers applicable tax forms (e.g., IRS Forms W-9 or W-8, as applicable) to the Warrant Agent.

6.	Joinder. If the Warrantholder (or, if applicable, the Recipient) is not already a Member under the LLC Agreement, such Person delivers a duly executed Joinder to the LLC Agreement.

7.	Company Approval. The Warrant Agent receives the Company’s (or its counsel’s) written approval of the exercise pursuant to Section 6.4(c) of the Warrant Agreement.

8.	Confirmation of Exercise Date. Upon satisfaction of the foregoing steps, the Company confirms the Exercise Date in accordance with the Warrant Agreement and the Warrant Agent records and communicates the Exercise Date to the Warrantholder following receipt of such Company confirmation or a Company certificate pursuant to Section 6.4 of the Warrant Agreement.

9.	Confirmation of Settlement Date. The Company confirms the Settlement Date and the Warrant Agent records and communicates the Settlement Date to the Warrantholder following receipt of such Company confirmation or a Company certificate pursuant to Section 6.4 of the Warrant Agreement.

10.	Reduction of Warrant Register. The Warrant Agent reduces the Warrant Register to reflect the exercised Warrants.

11.	Issuance of Common Units. The Company issues Common Units to the Recipient in accordance with Section 3.4 and Section 3.5 of the Warrant Agreement.

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